                                                                    EXHIBIT 10.8

                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                           CITY TRUCK HOLDINGS, INC.

                                      AND

                            HDA PARTS SYSTEM, INC.

                                      AND

                         ASSOCIATED BRAKE SUPPLY, INC.

                                      AND

               THE SHAREHOLDERS OF ASSOCIATED BRAKE SUPPLY, INC.


                               JANUARY 11, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                                                        PAGE
                                                                                                        ----
ARTICLE I.        PURCHASE AND SALE...................................................................   1
     1.1      Purchase Price..........................................................................   1
              --------------
     1.2      Post-Closing Purchase Price Adjustment..................................................   2
              --------------------------------------

ARTICLE II.       CLOSING.............................................................................   3
     2.1      Closing.................................................................................   3
              -------
     2.2      Sale of Capital Stock of the Company....................................................   3
              ------------------------------------
     2.3      Payment of Purchase Price...............................................................   3
              -------------------------
     2.4      Section 338(h)(10) Election.............................................................   4
              ---------------------------

ARTICLE III.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  AND THE EXISTING SHAREHOLDERS.......................................................   4
     3.1      Corporate Organization and Standing.....................................................   4
              -----------------------------------
     3.2      Authorization...........................................................................   4
              -------------
     3.3      No Conflict or Violation................................................................   5
              ------------------------
     3.4      Capitalization of the Company...........................................................   5
              -----------------------------
     3.5      Subsidiaries............................................................................   5
              ------------
     3.6      Title to Shares.........................................................................   5
              ---------------
     3.7      Facilities..............................................................................   6
              ----------
     3.8      Financial Statements....................................................................   7
              --------------------
     3.9      Books and Records.......................................................................   8
              -----------------
     3.10     Litigation..............................................................................   8
              ----------
     3.11     Licenses and Permits: Compliance with Laws..............................................   9
              ------------------------------------------
     3.12     Tax Matters.............................................................................   9
              -----------
     3.13     Brokers, Finders........................................................................  10
              ----------------
     3.14     Absence of Certain Changes..............................................................  11
              --------------------------
     3.15     Material Contracts......................................................................  12
              ------------------
     3.16     Proprietary Rights......................................................................  14
              ------------------
     3.17     Labor Matters...........................................................................  14
              -------------
     3.18     Consents................................................................................  15
              --------
     3.19     Employee Benefit Plans: Employment Agreements...........................................  15
              ---------------------------------------------
     3.20     Compliance with Environmental Laws......................................................  18
              ----------------------------------
     3.21     Certain Business Relationships with the Company.........................................  20
              -----------------------------------------------
     3.22     Undisclosed Liabilities.................................................................  20
              -----------------------
     3.23     Insurance...............................................................................  21
              ---------
     3.24     Accounts Receivable.....................................................................  21
              -------------------
     3.25     Inventory...............................................................................  21
              ---------
     3.26     Payments................................................................................  22
              --------
     3.27     Customers...............................................................................  22
              ---------
     3.28     Computer Systems........................................................................  22
              ----------------
     3.29     Investment Intent: Accredited Investors: Suitability and Sophistication.................  22
              -----------------------------------------------------------------------
     3.30     Material Misstatements Or Omissions.....................................................  24
              -----------------------------------

ARTICLE IV.       REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND
                  HDA.................................................................................  24
       4.1  Corporate Organization and Standing.......................................................  24
            -----------------------------------
       4.2  Authorization.............................................................................  24
            -------------
       4.3  No Conflict or Violation..................................................................  24
            ------------------------
       4.4  Capitalization of Holdings and HDA........................................................  25
            ----------------------------------
       4.5  Subsidiaries of HDA.......................................................................  25
            -------------------
       4.6  HDA Financial Statements..................................................................  25
            ------------------------
       4.7  Brokers, Finders..........................................................................  25
            ---------------
       4.8  Stock.....................................................................................  25
            -----
       4.9  Investment................................................................................  26
            ----------
      4.10  Stockholders' Agreement: Other Agreements Relating to
            -----------------------------------------------------
              Holdings Capital Stock..................................................................  26
              ----------------------
      4.11  Sufficient Funds..........................................................................  26
            ----------------

ARTICLE V.        CONDUCT OF BUSINESS PENDING CLOSING AND POST-
                  CLOSING COVENANTS...................................................................  26

     5.1    Further Assurances........................................................................  26
            ------------------
     5.2    No Solicitation and Confidentiality.......................................................  27
            -----------------------------------
     5.3    Disclosures...............................................................................  27
            -----------
     5.4    Notification of Certain Matters...........................................................  27
            -------------------------------
     5.5    Investigation by HDA and Its Representatives..............................................  28
            --------------------------------------------
     5.6    Conduct of Business.......................................................................  28
            -------------------
     5.7    Tax Matters...............................................................................  30
            -----------
     5.8    Termination of This Agreement.............................................................  35
            -----------------------------
     5.9    Directors' and Officers' Insurance........................................................  35
            ----------------------------------
     5.11   Transfer of Certain Assets................................................................  36
            --------------------------
     5.12   Guarantees of Facility Leases.............................................................  36
            -----------------------------

ARTICLE VI.       CONDITIONS TO CONSUMMATION OF THE
                  TRANSACTIONS BY HOLDINGS AND HDA....................................................  36
     6.1    No Injunctive Proceedings.................................................................  36
            -------------------------
     6.2    Evidence of Acquisition of Onyx Capital Stock.............................................  36
            ---------------------------------------------
     6.3    Representations and Warranties............................................................  37
            ------------------------------
     6.4    Performance of Agreements.................................................................  37
            -------------------------
     6.5    Compliance Certificate....................................................................  37
            ----------------------
     6.6    Stock Certificates........................................................................  37
            ------------------
     6.7    Stock Books...............................................................................  37
            -----------
     6.8    Officers and Directors....................................................................  37
            ----------------------
     6.9    Opinion of Counsel........................................................................  37
            ------------------
     6.10   Consents; Etc.............................................................................  37
            -------------
     6.11   Ancillary Agreements......................................................................  37
            --------------------
     6.12   Nonforeign Affidavit......................................................................  38
            --------------------

ARTICLE VII.
                  CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY
                  THE COMPANY AND THE EXISTING SHAREHOLDERS...........................................  38
     7.1    No Injunctive Proceedings.................................................................  38
            -------------------------
     7.2    Representations and Warranties............................................................  38
            ------------------------------

     7.3  Performance of Agreements: Instruments of Transfer..........................................  38
          --------------------------------------------------
     7.4  Compliance Certificates.....................................................................  38
          -----------------------
     7.5  Ancillary Agreements........................................................................  38
          --------------------
     7.6  Opinion of Counsel..........................................................................  38
          ------------------
     7.7  Consents; Etc...............................................................................  38
          -------------
     7.8  Release from Guaranties.....................................................................  39
          -----------------------

ARTICLE VIII.    INDEMNIFICATION......................................................................  39
     8.1  Indemnification by the Existing Shareholders................................................  39
          --------------------------------------------
     8.2  Indemnification by HDA......................................................................  39
          ----------------------
     8.3  Survival of Representations, Warranties and Covenants.......................................  39
          -----------------------------------------------------
     8.4  Threshold: Deductible: Maximum..............................................................  40
          ------------------------------
     8.5  Notice and Opportunity to Defend............................................................  40
          --------------------------------
     8.6  Indemnification Payments...................................................................   40
          ------------------------
     8.7  Insurance and Tax Effect....................................................................  41
          ------------------------
     8.8  Certain Additional Limitations on Indemnification...........................................  41
          -------------------------------------------------

ARTICLE IX.      MISCELLANEOUS........................................................................  41
     9.1  Expenses....................................................................................  41
          --------
     9.2  Notices.....................................................................................  41
          -------
     9.3  Counterparts...............................................................................   43
          ------------
     9.4  Entire Agreement............................................................................  43
          ----------------
     9.5  Headings....................................................................................  43
          --------
     9.6  Assignment; Amendment of Agreement..........................................................  43
          ----------------------------------
     9.7  Governing Law...............................................................................  43
          -------------
     9.8  Further Assurances..........................................................................  43
          ------------------
     9.9  No Third-Party Rights.......................................................................  43
          ---------------------
     9.10 Non-Waiver..................................................................................  43
          ----------
     9.11 Severability................................................................................  43
          ------------
     9.12 Incorporation of Exhibits and Schedules.....................................................  44
          ---------------------------------------
     9.13 Knowledge...................................................................................  44
          ---------

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 11, 1999, is entered into by and among City Truck Holdings, Inc., a Delaware corporation ("Holdings"), HDA Parts System, Inc., an Alabama corporation ("HDA"), Associated Brake Supply, Inc., a California corporation (the "Company"), and each of the shareholders identified on Annex A hereto (individually, an "Existing Shareholder" and collectively, the "Existing Shareholders"). Holdings, HDA, the Company and the Existing Shareholders are referred to herein as each a "Party" and collectively, the "Parties."

                                   RECITALS

          WHEREAS, the Existing Shareholders own all of the capital stock of the Company;

          WHEREAS, the Company owns all of the capital stock of Associated Truck Parts of Nevada, Inc., a Nevada corporation ("Associated Nevada"), Freeway Truck Parts of Washington, Inc., a Washington corporation ("Freeway"), Associated Truck Center, Inc., a California corporation ("ATC"), and Onyx Distribution, Inc., a California corporation ("Onyx" and, together with Associated Nevada, Freeway and ATC, each an "ABS Subsidiary" and collectively, the "ABS Subsidiaries"); and

          WHEREAS, HDA desires to acquire all of the capital stock of the Company;

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

                                  ARTICLE I.
                               PURCHASE AND SALE

          1.1  Purchase Price.
               --------------

          (a)  Total Purchase Price. Upon the terms and subject to the
               --------------------
conditions set forth herein, subject to the adjustments in Section 1.2, HDA will purchase from the Existing Shareholders all of the capital stock of the Company for an aggregate price (the "Purchase Price") determined as follows: (i) cash in an amount equal to $42,659,869.83, payable by wire transfer of immediately available funds to the Existing Shareholders (the "Estimated Cash Purchase Price"); (ii) 11,445 shares of Common Stock of Holdings, par value $.0l per share (the "Common Stock"); and (iii) 49,885.546 shares of Series A Preferred Stock of Holdings, par value $.0l per share (the "Series A Preferred Stock").

          (b)  Borrowed Money Debt. For purposes of this Agreement, "Borrowed
               -------------------
Money Debt" means the amount of all indebtedness of the Company set forth on
Schedule 1.1 and similar indebtedness for borrowed money of the Company and the ABS Subsidiaries.

          1.2  Post-Closing Purchase Price Adjustment.
               --------------------------------------

          (a)  Closing Balance Sheet. HDA will prepare at its expense a combined
               ---------------------
balance sheet of the Company and the ABS Subsidiaries dated the Closing Date (the "Closing Balance Sheet"), prepared from the books and records of the Company and the ABS Subsidiaries and prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. Notwithstanding the foregoing, the Closing Balance Sheet will not reflect any liability for Taxes (as defined) resulting from any of the transactions contemplated by this Agreement. HDA will also prepare calculations, as of the Closing Date based on the Closing Balance Sheet, of Borrowed Money Debt ("Closing Borrowed Money Debt") and Net Working Capital (as defined on Schedule 1.1 hereto) ("Closing Net Working Capital"), which calculations shall be prepared on a basis consistent with the Borrowed Money Debt and Net Working Capital calculations reflected on
Schedule 1.1 hereto, respectively; provided, however, that Closing Net Working Capital shall in any event also include as a current asset loans receivable in the aggregate amount of $1,224,256 (the "Shareholder Loans") attributable to the Existing Shareholders' loan accounts that were outstanding and not repaid at the Closing. HDA will deliver such Closing Balance Sheet and such calculations to the Existing Shareholders as soon as possible but in any event within 45 days after the Closing.

              (b)   Closing Balance Sheet Notice.
                    ----------------------------

              (i) Within 30 days of the receipt of the Closing Balance Sheet and the calculations of the Closing Borrowed Money Debt and Closing Net Working Capital, the Existing Shareholders will deliver to HDA a written notice certifying that either (A) they agree with such Closing Balance Sheet and calculations or (B) they disagree with such Closing Balance Sheet and calculations, in which case they will also provide therewith a reasonably detailed written report stating the basis for disagreement with such Closing Balance Sheet and such calculations (the "Closing Balance Sheet Notice"). The Parties shall provide reasonable access to their and their respective accountants' work papers and personnel and to such historical financial information as the Existing Shareholders shall reasonably request in order to review such Closing Balance Sheet and prepare such calculations.

              (ii) If the Closing Balance Sheet Notice is not timely given as described in Section 1.2(b)(i), the Closing Balance Sheet and the calculations of the Closing Borrowed Money Debt and Closing Net Working Capital shall be final, binding and conclusive upon the Parties. If HDA disagrees with the Closing Balance Sheet Notice as described in Section 1.2(b)(i)(B), and if the disagreement is not resolved by mutual agreement among the Parties within 30 days following delivery of the Closing Balance Sheet Notice, such dispute will be resolved by a "Big 5" accounting firm ("BFAF"), other than PricewaterhouseCoopers LLP, selected by mutual agreement of HDA and the Existing Shareholders. The costs of resolving such a dispute shall be borne equally by HDA and the Existing Shareholders.

              (iii) Upon appointment of a BFAF, such BFAF in consultation with the Parties shall establish a schedule for resolution of the dispute that is reasonably calculated to result in a resolution as expeditiously as practicable, and in any event, no later than six months after the Closing Date. In resolving such dispute, the BFAF shall revise the Closing Balance Sheet and the calculations of the Closing Borrowed Money Debt and Closing Net Working Capital only with respect to the issues raised in the Closing Balance Sheet Notice and only to the extent necessary to make it conform to the practices, procedures and methods described in Section 1.2(a) above. The decision of the BFAF shall be final and binding on HDA and the Existing Shareholders in the absence of manifest error.

          (c)  Post-Closing Adjustment. Within two business days after a final
               -----------------------
resolution by the BFAF of such disagreements as may arise out of the review of the Closing Balance Sheet in accordance with Section 1.2(b) above, and an appropriate adjustment to the Closing Balance Sheet and the calculations of the Closing Borrowed Money Debt and Closing Net Working Capital to reflect such resolution, or, if Section 1.2(b)(i)(A) or the first sentence of Section 1
 .2(b)(ii) applies, two business days after delivery of, or expiration of the period for delivering, the Closing Balance Sheet Notice (as applicable), the actual cash portion of the Purchase Price will be determined. If the Closing Borrowed Money Debt is less than $11,515,130.17, the difference and interest thereon will be due and payable to the Existing Shareholders by HDA; however, to the extent the Closing Borrowed Money Debt is more than $11,515,130.17, the excess and interest thereon will be due and payable to HDA by the Existing Shareholders. If the Closing Net Working Capital is less than $15,300,000, the difference and interest thereon will be due and payable to HDA by the Existing Shareholders; however, to the extent the Closing Net Working Capital is more than $15,700,000, the excess and interest thereon will be due and payable to the Existing Shareholders by HDA. The net effect of any adjustments to the Estimated Cash Purchase Price pursuant to the preceding two sentences shall be promptly paid to the Existing Shareholders by HDA, or to HDA by the Existing Shareholders (as the case may be). Any amounts payable pursuant to this paragraph shall bear interest from the Closing Date through the date of payment at an annual rate equal to LIBOR as reported in The Wall Street Journal on the Closing Date.

          (d)  Repayment of Shareholder Loans. David S. Seewack and Robin E.
               ------------------------------
Seewack, Trustees of the Seewack Family Trust dated November 19, 1997 (the "Seewack Trust"), and Scott Spiwak and Jill Spiwak, Trustees of the Spiwak Family Trust dated May 4, 1990 (the "Spiwak Trust"), will repay or will cause to be repaid to the Company no later than the date on which any amounts that may be payable pursuant to Section 1.2(c) above would be due $738,252 and $486,004, respectively, plus interest computed in accordance with the last sentence of
Section 1.2(c) above, in repayment of the Shareholder Loans. HDA may, at its option, cause the Company to offset the amount of the Shareholder Loans against the amounts, if any, that are due to the Existing Shareholders pursuant to
Section 1.2(c) above.


                                  ARTICLE II.
                                    CLOSING

          2.1  Closing. The closing of the transactions contemplated herein (the
               -------
"Closing") shall be held at 10:00 a.m., local time, on January 11, 1999 (the "Closing Date") at the offices of Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601. The place of the Closing and the Closing Date may be varied by agreement among the Parties.

          2.2  Sale of Capital Stock of the Company. On the terms and subject to
               ------------------------------------
the conditions of this Agreement, on the Closing Date, the Existing Shareholders shall sell, transfer and assign to HDA, and HDA shall purchase and acquire from the Existing Shareholders, all of the capital stock of the Company.

          2.3  Payment of Purchase Price. At the Closing, (a) HDA shall wire
               -------------------------
transfer the Estimated Cash Purchase Price in immediately available funds in the amounts and to the bank accounts designated by the Existing Shareholders on Annex B hereto; provided, however, (i) there shall be subtracted from the amount
                --------  -------
of the wire transfer to the Spiwak Family Trust $53,018.18 in full satisfaction of Scott Spiwak's indebtedness to the Company under the promissory notes specified in Schedule 3.15 and (ii) there shall be subtracted from the amount of the wire transfers to each of the Seewack Family Trust and the Spiwak Family Trust $26,147.22 in full consideration of the assignment by the Company to David Seewack and Scott Spiwak of that certain Demand Note dated May 10, 1998 executed by Robert Adams in favor of the Company in the principal amount of $50,000; and
(b) Holdings shall issue and sell, and the Existing Shareholders shall purchase from Holdings, for no additional consideration, the number of validly issued, fully paid and non-assessable shares of Common Stock and Series A Preferred Stock included in the Purchase Price set forth opposite each such Existing Shareholder's name on Annex B hereto; provided, however, that such shares of
                                      --------  -------
Common Stock and Series A Preferred Stock shall be delivered to the Common Stock Escrow Agent (as defined) and Preferred Stock Escrow Agent (as defined) pursuant to Section 8.6 hereof.

          2.4  Section 338(h)(10) Election. At the Closing, the Existing
               ---------------------------
Shareholders shall deliver to HDA such duly executed documents, forms and consents as HDA shall deem to be reasonably necessary to effect an election (a "Section 338(h)(10) Election") pursuant to Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder.


                                 ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE EXISTING SHAREHOLDERS

          The Company and the Existing Shareholders represent and warrant to Holdings and HDA as follows, except as set forth in a disclosure schedule ("Schedule") attached hereto and made a part hereof, the number of each Schedule corresponding to the Section number to which it refers:

          3.1  Corporate Organization and Standing. The Company is a corporation
               -----------------------------------
duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. Each of the ABS Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. Each of the Company and the ABS Subsidiaries has delivered to HDA or its representatives complete and correct copies of its Articles of Incorporation and Bylaws (or other charter documents) and all amendments thereto. Each of the Company and the ABS Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now being conducted by it or the property owned or leased by it makes such qualification necessary, except where a failure to be so duly qualified and in good standing could not reasonably be expected to have a Material Adverse Effect (as defined). All jurisdictions in which the Company or any ABS Subsidiary is qualified to do business as a foreign corporation are listed on Schedule 3.1.

          3.2  Authorization. This Agreement, the Ancillary Agreements (as
               -------------
defined), and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement, and the Ancillary Agreements will be, duly executed and delivered by the Company and the Existing Shareholders, and are (or will be, as the case may be) the legal, valid and binding obligations of the Company and the Existing Shareholders, enforceable against them in accordance with their respective terms.

          3.3  No Conflict or Violation. Neither the execution and delivery of
               ------------------------
this Agreement and the Ancillary Agreements, nor (subject to obtaining the consents listed on Schedule 3.18) the consummation of the transactions contemplated hereby or thereby, will (a) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate or cancel any indenture, contract, lease, sublease, loan agreement, note or other agreement, obligation or liability ("Contractual Obligation") to which the Company, any ABS Subsidiary or any Existing Shareholder is a party or by which it, he or she is bound or to which its, his or her assets are subject or result in the creation of any lien or encumbrance upon any of said assets, (b) violate, conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws (or other organizational documents) of the Company, any ABS Subsidiary or any Existing Shareholder, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Company, any ABS Subsidiary or any Existing Shareholder is subject or (d) violate, conflict with or result in a breach of any applicable rule or regulation of any federal, state, local or other governmental authority.

          3.4  Capitalization of the Company. The authorized capital stock of
               -----------------------------
the Company consists of 10,000 shares of capital stock, without par value ("ABS Common Stock"). As of the date of this Agreement, 400 shares of ABS Common Stock are outstanding, all of which shares have been duly authorized, validly issued and are fully paid and non-assessable and are owned in the aggregate by the Existing Shareholders (the "Shares"). There are (a) no preemptive or similar rights on the part of any holder of any class of securities of the Company, except as provided in the Company's Articles of Incorporation, and (b) no options, warrants, conversion or other rights, agreements or commitments of any kind obligating the Company, contingently or otherwise, to issue, sell or otherwise cause to be outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares.

          3.5  Subsidiaries. Except for the capital stock of the ABS
               ------------
Subsidiaries, the Company does not own any capital stock of, or other securities evidencing an equity interest in, any corporation, partnership or other entity. All of the issued and outstanding shares of capital stock of the ABS Subsidiaries have been duly authorized, validly issued, are fully paid and non-assessable and are, or will be as of the Closing Date, owned by the Company, free and clear of any claims, liens, security interests, options, changes, restrictions and interests of others whatsoever. There are no options, warrants, conversions or other rights, agreements or commitments of any kind obligating any ABS Subsidiary, contingently or otherwise, to issue, sell or otherwise cause to be outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares. Except as set forth on
Schedule 3.5, the Company has not, at any time within the past five years, repurchased, redeemed or otherwise acquired any shares of capital stock of any ABS Subsidiary.

          3.6  Title to Shares. The Existing Shareholders have, and at the
               ---------------
Closing will have, good and valid title to the Shares owned by them, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever. Upon delivery to HDA at the Closing of certificates representing the Shares owned by the Existing Shareholders, duly endorsed by them for transfer to HDA, HDA will obtain good and valid title to such Shares, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever except for any restrictions created by HDA. There are no voting trusts, proxies, or other agreements or understandings to which the Company or any Existing Shareholder is a party with respect to the voting, dividend rights or disposition of any of the Shares. The Existing Shareholders have no obligation, absolute or contingent, to any other person or entity to issue, sell or otherwise dispose of any capital stock of the Company or to effect any merger, consolidation, reorganization or other business combination of the Company or to enter into any agreement with respect thereto.

          3.7  Facilities. Schedule 3.7 contains a complete and accurate list of
               ----------
all real property owned or leased in connection with the business of the Company and the ABS Subsidiaries ("Real Property"), identifying which are owned ("Owned Real Property") and which are leased or subleased ("Leased Real Property"), and accurate and complete copies of preliminary title reports covering all of the Owned Real Property ("Preliminary Title Reports"). The Owned Real Property and the Leased Real Property are sometimes hereinafter referred to collectively as the "Facilities" and individually as a "Facility".

          (a)  Owned Real Property. Each of the Company and the ABS Subsidiaries
               -------------------
has good and marketable fee simple title to all Owned Real Property, free and clear of all encumbrances, except for taxes and assessments that are not yet due and payable, matters disclosed by the Preliminary Title Reports, and building codes and zoning ordinances, which do not materially interfere with the present use of the property ("Permitted Encumbrances"). Notwithstanding the foregoing, the Company and the Existing Shareholders specifically represent and warrant to Holdings and HDA that the indebtedness secured by the deed of trust in favor of CMP Partners, L.P., as disclosed in the Preliminary Title Report for the Facility in Huntington Park, California, has been paid in full and will be released of record within 30 days following the Closing Date. Each of the Company and the ABS Subsidiaries enjoys peaceful and undisturbed possession of all Owned Real Property.

          (b)  Actions. There are no pending or, to the best knowledge of the
               -------
Company, threatened (i) condemnation proceedings or other actions, claims, suits, litigation, proceedings, notices of violation, inquiry or investigations from any governmental body, or (ii) actions, claims, suits, litigation or proceedings from any other party, in each case relating to the title to or physical condition of any of the Facilities or to any improvements constructed thereon (collectively, "Actions").

          (c)  Leases or Other Agreements. Except as set forth on Schedule 3.7,
               --------------------------
there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Owned Real Property or any portion thereof, or interest in any Owned Real Property.

          (d)  Facility Leases and Leased Real Property. With respect to each of
               ----------------------------------------
its Leased Real Property, the Company or an ABS Subsidiary is the sole lessee or sublessee and such lessee or sublessee has an unencumbered interest in the leasehold estate related thereto. Each of the

Company and the ABS Subsidiaries enjoys peaceful and undisturbed possession of all of its Leased Real Property. To the best knowledge of the Company, each Facility lease or sublease is valid, binding and enforceable in accordance with its terms. None of the Company or the ABS Subsidiaries is in default in any material respect under any Facility lease or sublease, and, to the best knowledge of the Company, no event or condition exists that with notice or lapse of time or both would constitute a default in any material respect by the Company or any ABS Subsidiary under any Facility lease or sublease. True, correct and complete copies of all leases and subleases listed on Schedule 3.7, including all amendments, modifications, written waivers or supplemental agreements thereto, have been delivered to, or made available for inspection by, HDA or its representatives.

          (e) All Facilities are supplied with utilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and, to the best of the Company's knowledge, there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

          (f)  Improvements, Fixtures and Equipment. The improvements
               ------------------------------------
constructed on the Facilities, including, without limitation, all leasehold improvements, and all fixtures and equipment and other tangible assets owned, leased or used by the Company or the ABS Subsidiaries at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) free from any known structural or other material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, and (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material.

          (g)  No Special Assessment. Except as may be disclosed in the
               ---------------------
Preliminary Title Reports, none of the Company or the ABS Subsidiaries has received written notice of any special assessment relating to any Facility or any portion thereof and, to the best knowledge of the Company, there is no pending or threatened special assessment.

          3.8  Financial Statements.
               --------------------

          (a) The reviewed balance sheet and statements of income, stockholders' equity and cash flows of the Company at and for the fiscal year ended December 26, 1997 and the internally prepared unaudited balance sheets and statements of income, stockholders' equity and cash flows of the Company at and for the fiscal years ended December 31, 1996 and 1995 were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of the Company as of their respective dates and for each such period. As of the date of each such balance sheet, the Company had no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on such balance sheet in accordance with GAAP and were not so recorded or reserved.

          (b) The internally prepared unaudited balance sheets and statements of income of Associated Nevada at and for the fiscal years ended August 31, 1998, 1997 and 1996 were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of Associated Nevada as of their respective dates and for each such period. As of the date of each such balance sheet, Associated Nevada had no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on such balance sheet in accordance with GAAP and were not so recorded or reserved.

          (c) The reviewed balance sheets and statements of income of ATPM, Inc. and subsidiary at and for the fiscal years ended September 30, 1996 and 1995 and the internally prepared unaudited balance sheet and statement of income of ATPM, Inc. and subsidiary at and for the fiscal year ended September 30, 1997 were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of ATPM, Inc. and subsidiary as of their respective dates and for each such period. As of the date of each such balance sheet, ATPM, Inc. and subsidiary had no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on such balance sheet in accordance with GAAP and were not so recorded or reserved.

          (d) The internally prepared unaudited balance sheets and statements of income of Onyx at and for the fiscal years ended December 31, 1997 and 1996 and the compiled balance sheet and statement of income of Onyx at and for the fiscal year ended December 31, 1995 were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of Onyx as of their respective dates and for each such period. As of the date of each such balance sheet, Onyx had no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on such balance sheet in accordance with GAAP and were not so recorded or reserved.

          (e) The unaudited consolidated combined balance sheet (the "Unaudited Balance Sheet") and statements of income of the Company and the ABS Subsidiaries at and for the eleven months ended November 30, 1998, were prepared in accordance with GAAP (for interim reporting) consistently applied and fairly present the consolidated financial condition and results of operations of the Company and the ABS Subsidiaries as of their date and for such period (except in respect of normal and recurring year-end adjustments) and are consistent with the financial statements described in Section 3.8(a).

          (f)  Copies of the financial statements described in Section 3.8(a)-
(e) have been provided to HDA or its representatives.

          3.9  Books and Records. Each of the Company and the ABS Subsidiaries
               -----------------
has made and kept and given HDA and its representatives access to books and records and accounts, which fairly reflect the activities of the Company and the ABS Subsidiaries. The minute books of the Company and the ABS Subsidiaries accurately and adequately reflect all meetings and written consents of the shareholders, board of directors and committees of the board of directors of the Company and the ABS Subsidiaries. The copies of the stock book records of the Company and the ABS Subsidiaries are true, correct and complete, and accurately reflect all transactions effected in the Company's and each ABS Subsidiary's stock interests through and including the date hereof. None of the Company or the ABS Subsidiaries has engaged in any transaction, maintained any bank account or used any corporate funds except for the transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the ABS Subsidiaries, all of which have been provided or made available to HDA or its representatives.

          3.10 Litigation. There is no claim, action, suit, proceeding, or
               ----------
investigation pending or, to the knowledge of the Company, threatened against the Company or any ABS Subsidiary or the directors or officers of the Company or, to the knowledge of the Company, the agents or employees of the Company or any ABS Subsidiary (in their capacity as such), or any properties or rights of the Company or any ABS Subsidiary. There are no orders, writs, injunctions or decrees currently in force against the Company or the directors or officers of the Company or, to the knowledge of the Company, the agents or employees of the Company or any ABS Subsidiary (in their capacity as such) with respect to the conduct of the Company's or any ABS Subsidiary's business.

          3.11 Licenses and Permits: Compliance with Laws. Schedule 3.11 sets
               ------------------------------------------
forth a complete list of all material licenses, franchises, permits, occupancy certificates, approvals and other governmental authorizations (collectively, "Licenses and Permits") held by the Company or any ABS Subsidiary. Each of the Company and the ABS Subsidiaries owns, holds or possesses all Licenses and Permits necessary or appropriate to entitle it to use its corporate name as presently used, to own or lease, operate and use its assets and properties as presently owned or leased, operated and used and to carry on and conduct its business and operations as presently carried on and conducted. None of the Company or the ABS Subsidiaries is in violation of or default under any Licenses or Permits or any judgment, order, writ, injunction or decree of any court or administrative agency issued against it or any law, ordinance, rule or regulation applicable to it. The Company's and each ABS Subsidiary's conduct of its business has been for the last five years, and is, in compliance in all material respects with all applicable laws, statutes, ordinances and regulations. None of the Company or the ABS Subsidiaries has received within the last five years any written notice asserting a failure to comply with any law, statute, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency.

          3.12 Tax Matters.
               -----------

          (a) For purposes of this Agreement, (i) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) Each of the Company and the ABS Subsidiaries have timely filed, or caused to be timely filed, all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company and each of the ABS Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company or the ABS Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company and the ABS Subsidiaries do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Company or any of the ABS Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (c) Each of the Company and the ABS Subsidiaries withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (d) There is no dispute or claim concerning any Tax liability of the Company or any of the ABS Subsidiaries either (i) claimed or raised by any authority in writing or (ii) of which the Company has knowledge. To the knowledge of the Company, each of the ABS Subsidiaries and each Existing Shareholder, no audit or examination of any Tax Return is currently in progress, and neither the Company nor any ABS Subsidiary has received notice of any proposed audit or examination. Each of the Company and the ABS Subsidiaries has furnished to HDA or its representatives correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company and each ABS Subsidiary with respect to years ended on or before December 26, 1997. Neither the Company nor any ABS Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of the Company or the ABS Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations (or any comparable state income tax provision). None of the Company or the ABS Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. None of the Company or the ABS Subsidiaries is a party to any Tax allocation, sharing or indemnity agreement. None of the Company or the ABS Subsidiaries (i) has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return or (ii) has liability for the Taxes of any person under Treasury Regulation Sec. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.
Schedule 3.12 hereto sets forth all material elections (e.g., accelerated depreciation, Sec. 263(a) regarding the allocation of overhead to inventory, and LIFO election for inventory accounting) in effect as of the date hereof with respect to Taxes affecting the Company or any of the ABS Subsidiaries.

          (f) The unpaid Taxes of the Company and each ABS Subsidiary did not exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Balance Sheets of the Company and each ABS Subsidiary, respectively. The Company and each ABS Subsidiary have made provision, in conformity with GAAP consistently applied, on their respective Balance Sheets and the interim financial statements for the payment of all Taxes which may subsequently become due.

          (g) The Company has been a validly electing S corporation within the meaning of Section 1361 and 1362 of the Code at all times since September 1, 1994 and the Company will be a validly electing S corporation up to and including the Closing.

          (h) Onyx has been a validly electing (i) S corporation within the meaning of Section 1361 and 1362 of the Code or (ii) "qualified subchapter S subsidiary" within the meaning of Section 1361 and 1362 of the Code at all times since January 1, 1997 and Onyx will be a validly electing S corporation or a qualified subchapter S subsidiary up to and including the Closing.

          (i) Associated Nevada has been a validly electing "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code at all times since September 1, 1998 and Associated Nevada will be a qualified subchapter S subsidiary up to and including the Closing.

          3.13 Brokers, Finders. None of the Company or the ABS Subsidiaries
               ----------------
has retained any broker or finder in connection with the transactions contemplated herein, and none of the Company or the ABS Subsidiaries is obligated or has agreed to pay any brokerage or finder's commission, fee or similar compensation with respect to such transactions.

          3.14 Absence of Certain Changes. Since December 26, 1997, each of the
               --------------------------
Company and the ABS Subsidiaries has conducted its business in the ordinary course, and there has not occurred with respect to the Company or any ABS
Subsidiary:

           (a) any material adverse effect on the business, operations, assets, results of operations or financial condition of the Company and the ABS Subsidiaries, taken as a whole ("Material Adverse Effect");

           (b) any revaluation of assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

           (c) any payment, discharge or satisfaction of any liabilities or obligations, other than in the ordinary course of business or as required by the terms of such liabilities or obligations;

           (d) any incurrence of liabilities, except liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves;

           (e) any capital expenditure exceeding $25,000, the execution of any lease or the incurring of any obligation to make any capital expenditure or execute any lease other than in the ordinary course of business;

           (f) the failure to pay or satisfy when due any liability, except where the failure would not have a Material Adverse Effect;

           (g) any assets (whether real, personal or mixed, tangible or intangible) of the Company or any ABS Subsidiary becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except (i) in the ordinary course of business, (ii) minor imperfections of title that do not detract in any material respect from the value of any of the assets affected or impact the operations of the Company and the ABS Subsidiaries and (iii) liens for taxes not yet due and payable;

           (h) any cancellation or waiver of any material claims or rights of value, or any sale, lease, transfer, assignment, distribution or other disposition of any material assets for consideration exceeding $25,000, except for sales of inventory in the ordinary course of business or any disposal of any material assets for any amount;

          (i) any entry into, amendment, cancellation or termination of any material contract, commitment, agreement, lease, transaction or Permit relating to assets or the business of the Company and the ABS Subsidiaries that is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

          (j) any bonus paid or promised, an increase in the base compensation, or other payment or loan to any director, officer or employee, whether now or hereafter payable or granted (other than payment of bonuses to any employee not to exceed 5% of such employee's base compensation and increases in base compensation not to exceed 10% per annum in any such case, in the ordinary course consistent in timing and amount with past practices), or entry into or variation of the terms of any employment or incentive agreement with any such person;

          (k) an adverse change in employee relations which has or is reasonably likely to have an adverse effect on the productivity, the financial condition, results of operations or business or the relationships between the employees of the Company or any ABS Subsidiary and the management of the Company or any ABS Subsidiary;

          (l) any change in any method of accounting or keeping books of account or accounting practices other than changes necessary to conform to changes in GAAP;

          (m) any damage, destruction or loss of any material asset, whether or not covered by insurance;

          (n) the issuance, delivery or sale of any equity securities, or alteration in terms of any outstanding securities issued by it or any increase in its indebtedness for borrowed money (other than borrowings from its shareholders or under its revolving credit facility in the ordinary course of business);

          (o) the declaration, payment or setting aside for payment of any dividend or other distribution (whether in cash, stock or property or otherwise), the redemption, purchase or other acquisition of any shares of ABS Common Stock or the capital stock of any ABS Subsidiary, or the creation of any securities convertible into or exchangeable for any shares of ABS Common Stock or the capital stock of any ABS Subsidiary or any options, warrants or other rights to purchase or subscribe to any of the foregoing (except for (i) deemed distributions as an offset to certain indebtedness as of December 26, 1997 of the Existing Shareholders to the Company in the amount of $330,624, (ii) distributions to the Existing Shareholders out of the Company's 1998 S corporation earnings in an amount not to exceed $2,000,000 and (iii) since June 30, 1998, distributions to the Existing Shareholders not to exceed $500,000 in amounts necessary to pay taxes);

          (p) the consummation or adoption of any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company or any ABS Subsidiary; or

          (q) an agreement to do any of the things described in the preceding clauses (a) - (p) other than as expressly contemplated by this Agreement and the Ancillary Agreements.

          3.15 Material Contracts. Schedule 3.15 attached hereto sets forth a
               ------------------
complete and correct list of all the Material Contracts to which the Company or any ABS Subsidiary or, in the case of Section 3.15(g), any Existing Shareholder, is a party. As used in this Agreement, "Material Contracts" means:

          (a) all contracts not made in the ordinary course of business entailing payments by the Company or any ABS Subsidiary in excess of $25,000;

          (b) all leases or other agreements under which the Company or any ABS Subsidiary is a lessor or lessee of any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the business of the Company or any ABS Subsidiary, which entails annual payments, in the case of any such lease or agreement, in excess of $10,000;

          (c) all options with respect to any property, real or personal, other than (i) purchase options for equipment not in excess of(A) $10,000 in any one case or (B) $50,000 in the aggregate, and (ii) renewal or expansion options which may be contained in the Facility leases and subleases listed on Schedule 3.7, whether the Company shall be the grantor or grantee thereunder;

          (d) all distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to assets or the business of the Company and which are not cancelable on not more than 30 calendar days notice and without cancellation penalties or severance payments, in the case of any such contract, in excess of $10,000;

          (e) all mortgages, indentures, security agreements, pledges, notes, loan agreements or guaranties relating to the Company or any ABS Subsidiary in a principal amount (or with maximum availability) in excess of $10,000;

          (f) all contracts and agreements to which the Company or any ABS Subsidiary is a party and which are (i) outstanding contracts with its officers, employees, agents, consultants, advisors, salespeople, sales representatives, distributors, sales agents or dealers other than contracts that by their terms are cancelable by the Company or any ABS Subsidiary with notice of not more than 30 days and without cancellation penalties or severance payments, in the case of any such contract, in excess of $10,000, (ii) collective bargaining agreements of the Company or any ABS Subsidiary that relate to the business of the Company or any ABS Subsidiary and (iii) pension, profit-sharing, bonus, retirement, stock option or employee benefit plans or other similar plans or arrangements of the Company or any ABS Subsidiary;

          (g) any covenant not to compete or similar restriction on the activities of the Company, any ABS Subsidiary, any Existing Shareholder or, to the knowledge of the Company, any current officer or key employee of the Company or any ABS Subsidiary;

          (h) any contract with the United States, state or local government or any agency or department thereof, involving expenditures or liabilities in excess of $25,000; or

          (i) any contract or agreement providing for the receipt or payment (whether the obligations are fixed or contingent) of $25,000 or more after the date of this Agreement, including, without limitation, agreements calling for penalties or payments upon voluntary termination or withdrawal by the Company or any ABS Subsidiary.

Except as disclosed on Schedule 3.3 or 3.18, none of the Material Contracts requires the consent of any third person in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation by the Company or the Existing Shareholders of the transactions contemplated herein and therein (the "Required Consents"). The Company has made or will make available to HDA or its representatives true and correct copies of all Material Contracts prior to the Closing, including all amendments and supplements thereto. To the Company's knowledge, each Material Contract listed on Schedule
3.15 that represents a promissory note payable to the Company or any ABS Subsidiary is subject to no defense, counterclaim or right of setoff and is fully collectible in the ordinary course of business without cost in collection efforts therefor.

          3.16  Proprietary Rights.
                ------------------

          (a) Schedule 3.16 lists all of the material patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, logos and registered copyrights (collectively, the "Proprietary Rights") currently used by the Company and the ABS Subsidiaries in connection with their businesses. Schedule 3.16 also sets forth: (i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each registered trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered and (iii) for each registered copyright, the number and date of filing for each country in which a copyright has been filed. True and correct copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of the Company or the ABS Subsidiaries or in which the Company or the ABS Subsidiaries has any interest whatsoever have been provided to HDA or its representatives.

          (b) None of the Company or the ABS Subsidiaries has any obligation to compensate any person for the use of any of the Proprietary Rights listed on
Schedule 3.16 and none of the Company or the ABS Subsidiaries has granted to any person any license, option or other rights to use in any manner any of such Proprietary Rights, whether requiring the payment of royalties or not.

          (c) The Company and/or the ABS Subsidiaries owns or controls or has a valid right to use each of the Proprietary Rights listed on Schedule 3.16, and such Proprietary Rights will not cease to be valid rights of such Company or ABS Subsidiary by reason of the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. None of the Company or the ABS Subsidiaries has received any notice of invalidity or infringement of any rights of others with respect to the trademarks listed on Schedule 3.16. No other person (i) to the Company's knowledge, has the right to use any of the trademarks listed on
Schedule 3.16 on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such trademarks or to cause a mistake or to deceive, (ii) has notified the Company or any ABS Subsidiary in writing that it is claiming any ownership of or right to use the Proprietary Rights listed on Schedule 3.16 or (iii) to the knowledge of the Company, is infringing upon any such Proprietary Rights in any way. To the Company's knowledge, the Company's and each ABS Subsidiary's use of any such Proprietary Rights does not as of the date hereof conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by the

Company or any ABS Subsidiary that are presently outstanding, alleging that such Company's or ABS Subsidiary's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

          3.17 Labor Matters. None of the Company or the ABS Subsidiaries is a
               -------------
party to any labor agreement with respect to its employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) that currently represent the Company's employees under local statutes, custom or practice. None of the Company or the ABS Subsidiaries has experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or any ABS Subsidiary, nor is any grievance currently being overtly asserted, and none of the Company or the ABS Subsidiaries has experienced a work stoppage or other labor difficulty within the last five years, and is not, and has not at any time within the last five years, engaged in any unfair labor practice. Without limiting the foregoing, each of the Company and the ABS Subsidiaries is in compliance in all material respects with the Immigration Reform and Control Act of 1986 and maintains a current Form I-9, as required by such Act, in the personnel file of each employee hired after November 9, 1986.

          3.18 Consents. No consent, approval, authorization, order, filing,
               --------
registration or qualification (each a "Consent") of or with any court, governmental authority or third person is required to be made or obtained by the Company, any ABS Subsidiary or any Existing Shareholder in connection with the execution and delivery of this Agreement, the Ancillary Agreements or the consummation by the Company and the Existing Shareholders of the transactions contemplated herein and therein, except for (a) the filings required to be made by the Parties under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) consents required under the Facility leases and subleases as set forth on Schedule 3.18, (c) consents listed on Schedule 3.18 that are required to be made or obtained after the Closing under Licenses and Permits and (d) filings, registrations, licenses and permits listed on Schedule
3.18 generally applicable to businesses similar to those of the Company and the ABS Subsidiaries required to be obtained or made by the Company or the ABS Subsidiaries after the Closing in the ordinary course of business as a result of the consummation of the transactions contemplated hereby.

          3.19 Employee Benefit Plans: Employment Agreements.
               ---------------------------------------------

          (a)  P1ans. Schedule 3.19 sets forth a true, complete and accurate
               -----
list of: (i) any and all severance or employment agreements with any current or former director, officer or employee; (ii) any and all severance programs or policies; (iii) any and all plans or arrangements relating to current or former directors, officers or employees containing change in control provisions; (iv) any agreements, plans, policies or arrangements (including, without limitation, collective bargaining agreements or consulting agreements) established, maintained or contributed to by the Company or any ABS Subsidiary for the benefit of any of the Company's or the ABS Subsidiaries' current or former directors, officers or employees, including bonus, incentive compensation, stock ownership, stock option, stock appreciation, stock purchase, phantom stock, vacation, retirement, insurance, severance, supplemental unemployment, disability, death benefit, hospitalization, medical, workers compensation, pension, profit-sharing or deferred compensation plans; or any employee welfare and employee pension benefit plans (as such terms are defined in Sections 3(1) and 3(2), respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (singularly, "Employee Benefit Plan" and collectively, "Employee Benefit Plans"); and (v) all plans that would be Employee Benefit Plans, except that they have been terminated on or before the date hereof ("Terminated Employee Benefit Plans").

          (b) Pension and Welfare Benefit Plans. With respect to the Employee
              ---------------------------------
Benefit Plans and Terminated Employee Benefit Plans, each as described on
Schedule 3.19:

              (i) each Employee Benefit Plan is in compliance with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to such Employee Benefit Plans, including but not limited to ERISA and the Code, and each Employee Benefit Plan has been administered in accordance with its terms;

              (ii) each of the Company's and the ABS Subsidiaries' ERISA Plans (which term shall have the meaning set forth in Section 3(3) of the ERISA with respect to employee benefit plans maintained or contributed to by the Company or any ABS Subsidiary that currently cover employees and are subject to ERISA) that is intended to be qualified pursuant to Code (S) 401(a) and Code (S) 501(a) has received a determination letter from the IRS covering the Tax Reform Act of 1986, as amended, that such ERISA Plans are so qualified and each trust established in connection with any such plan is exempt from federal income taxation and nothing (either in form or operation) has since occurred from the date of the last favorable determination letter to cause the loss of such ERISA Plans' or trusts' qualification;

              (iii) there has been no failure to timely file or distribute any required report or description of such ERISA Plans (including without limitation the IRS Form 5500 Annual Return/Report, summary annual report and summary plan description);

              (iv) there has been no failure to give any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to such Employee Benefit Plans;

              (v) all required contributions for all periods ending prior to Closing (including periods from the first day of the current plan year to Closing) will be made to such Employee Benefit Plans prior to the Closing Date by the Company or any ABS Subsidiary;

              (vi) none of the Company or the ABS Subsidiaries has taken any action directly or indirectly that obligates the Company to institute, modify or change any Employee Benefit Plan, any change in the manner in which contributions are made or the basis on which such contributions are determined;

              (vii) all insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to such Employee Benefit Plans for policy years or other applicable policy periods ending on or before Closing;

              (viii) with respect to each Employee Benefit Plan, the Company and the ABS Subsidiaries are not liable for excise taxes in connection with any prohibited transactions (as defined in ERISA (S) 406 or Code (S) 4975); no penalty, fine, tax, action, suit, grievance, arbitration or other manner of litigation, or claim (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to such Employee Benefit Plans, the Company, any ABS Subsidiary or any fiduciary (as defined in ERISA (S) 3(21)) of such Employee Benefit Plans (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under such plans) for which the Company or the ABS Subsidiaries could be liable; the Company does not have any knowledge of any facts that would give rise to or could give rise to any penalty, fine, tax, action, suit, grievance, arbitration or other manner of litigation, or claim, and none of the Company or the ABS Subsidiaries has incurred any lien under Section 401(a)(29) or any liability for any tax or civil penalty imposed by Section 4971 or 4976 of the Code or Section 502 of ERISA and no condition or set of circumstances exists that presents a risk to the Company or any ABS Subsidiary of incurring any such lien or liability;

              (ix) except as disclosed on Schedule 3.19, no Employee Benefit Plan is (A) a "defined benefit" plan (as defined in Section 3(35) of ERISA, nor was any Terminated Employee Benefit Plan such a "defined benefit" plan,
    (B) a "multiemployer plan" within the meaning of Section 3(37) of ERISA, (C) a "multiple employer" or a "multiple employer welfare arrangement" within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA, respectively, or (D) a "welfare benefit fund" as defined in Section 419(e) of the Code;

              (x) the Company is not subject to any liability under Title IV of ERISA, including, without limitation, any withdrawal liability on behalf of a multiemployer plan;

              (xi) none of the Company or the ABS Subsidiaries or any of their directors, officers, employees or any other fiduciary has any liability for a material breach of fiduciary responsibility imposed by ERISA for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such Employee Benefit Plans;

              (xii) except as disclosed on Schedule 3.19, none of such Employee Benefit Plans has been completely or partially terminated within the five years before Closing;

              (xiii) except as disclosed on Schedule 3.19, no current or former employee of the Company or any ABS Subsidiary will be entitled to any payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment) and no trustee under any "rabbi trust" or similar arrangement in connection with any Employee Benefit Plan will be entitled to payment as a result of the transactions contemplated by this Agreement;

              (xiv) there is no pending or threatened audit or investigation involving such Employee Benefit Plans (other than routine claims for benefits), and no qualification defect has been corrected with respect to any Employee Benefit Plans under any IRS corrective program set forth in IRS Revenue Procedure 98-22;

              (xv) no Employee Benefit Plan provides medical, life or other welfare benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law). With respect to any contract or arrangement with an insurance company providing funding under any Employee Benefit Plan, there is no material liability for any retroactive rate adjustment. Except as disclosed on Schedule 3.19, each of the Company and the ABS Subsidiaries has the right to amend or terminate their participation with respect to each Employee Benefit Plan. Each Employee Benefit Plan that is a "group health plan," as defined in Section 5000 of the Code has been operated in accordance with Section 4980B of the Code, Section 9801 and the secondary payor requirements of Section 1862(b) of the Social Security Act; and

              (xvi) No amounts have been accumulated as reserves or for the purpose of prefunding medical expenses under the Sheakley Pension Administration, Inc. Flexible Benefits Trust ("Flexible Benefits Trust"), and the Company has not taken a tax deduction under Code sections 419, 419A or any other Code provision with respect to any such reserves or prefunded amounts. The Company has not treated the Flexible Benefits Trust as tax exempt under Code section 501(a) and has no tax liability or any other liability for noncompliance with any Laws or governmental regulations with respect to its participation in the Flexible Benefits Trust.

          (c) No corporation, trade or business (other than the Company and the ABS Subsidiaries themselves) is required, together with the Company and the ABS Subsidiaries, to be treated as a single employer for purposes of Section 414(b),
(c), (m) or (o) of the Code.

          3.20 Compliance with Environmental Laws.
               ----------------------------------

          (a)  Definitions. The following terms, when used in this Section 3.20,
               -----------
shall have the following meanings. Any of these terms may, unless the context otherwise requires, used in the singular or the plural depending on the reference.

              (i)   "Company" for the purposes of this Section, shall include
    (A) the Company and the ABS Subsidiaries, (B) all partnerships, joint ventures and other entities or organizations in which the Company or any ABS Subsidiary was at any time or is a partner, joint venturer, member or participant and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Company or any ABS Subsidiary or to which the Company or any ABS Subsidiary has succeeded.

              (ii) "Release" shall mean and include any existing or previously existing spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any hazardous substance or otherwise as defined in any Environmental Law.

              (iii) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

              (iv) "Environmental Laws" shall mean all laws, statutes, regulations, rules, ordinances, by-laws, orders or determinations of any governmental or judicial authority at the federal, state or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including, without limitation, protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide and Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act and the Hazardous Materials Transportation Act.

              (v) "Environmental Conditions" means the introduction into the environment, whether or not yet discovered, of any Hazardous Substance (whether or not upon any Facility or former Facility or other property and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which the Company has or may become liable to any person or by reason of which any Facility, former Facility or any of the assets of the Company or any ABS Subsidiary may suffer or be subjected to any lien or as a result of which the Company or any ABS Subsidiary or HDA could incur any damage, loss, cost, expense, claim, demand, order or liability to a third party (including, without limitation, any governmental authority).

          (b)  Notice of Violation. None of the Company or the ABS Subsidiaries
               -------------------
has received a written notice of alleged, actual or potential responsibility for, or any written inquiry concerning, and knows of no investigation regarding,
(i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the former Facilities or otherwise or (ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. None of the Company or the ABS Subsidiaries has received written notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or former Facilities, or in connection with any operations or activities of the Company or any ABS Subsidiary.

          (c)  Environmental Conditions. There are no present or past
               ------------------------
Environmental Conditions.

          (d)  Environmental Audits or Assessments. True, complete and correct
               -----------------------------------
copies of the written reports, and all parts thereof, including any drafts of such reports that are in the possession or control of the Company or any ABS Subsidiary, of all environmental audits or assessments which have been conducted at any Facility or former Facility within the past five years, either by the Company or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to HDA or its representatives and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which the Company has knowledge is included in Schedule 3.20 hereto.

          (e)  Indemnification Agreements. None of the Company or the ABS
               --------------------------
Subsidiaries is a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other contract (excluding insurance policies disclosed on Schedule 3.20) under which the Company or any ABS Subsidiary is obligated by or entitled to the benefits of directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

          (f)  Releases or Waivers. None of the Company or the ABS Subsidiaries
               -------------------
has released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

          (g)  Notices, Warnings and Records. Each of the Company and the ABS
               -----------------------------
Subsidiaries has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

          (h)  Compliance. None of the Company or the ABS Subsidiaries has ever
               ----------
violated and is presently in compliance with all Environmental Laws.

          (i)  Hazardous Material. None of the Company or the ABS Subsidiaries
               ------------------
has generated, manufactured, refined, transported, treated, disposed, stored, handled, transferred, produced or processed any Hazardous Material in violation of Environmental Laws.

          (j)  Underground Storage Tanks. There are no underground storage tanks
               -------------------------
at any Facility owned or operated by the Company or any ABS Subsidiary. None of the Company or the ABS Subsidiaries owns or operates any underground storage tanks, whether currently in use or formerly used.

          (k)  Asbestos Containing Material. There is no asbestos containing
               ----------------------------
material at any Facility owned or operated by the Company or any ABS Subsidiary that is in a condition that would require abatement.

          (l)  Liens. No lien has been imposed on any Facility pursuant to any
               -----
Environmental Law.

          3.21 Certain Business Relationships with the Company. Other than in
               -----------------------------------------------
their capacities as officers, directors and shareholders of the Company and the ABS Subsidiaries, none of the Existing Shareholders owning more than 5% of the Company's outstanding voting securities have been involved in any business arrangement or relationship with the Company within the past 12 months, and none of such Existing Shareholders own any material assets, tangible or intangible, that are used in the business of the Company or any ABS Subsidiary.

          3.22  Undisclosed Liabilities. None of the Company or the ABS
                -----------------------
Subsidiaries has any liabilities or obligations, whether accrued, absolute, contingent or otherwise except (a) to the extent reflected or reserved for on the Unaudited Balance Sheet or the notes thereto, (b) liabilities or obligations incurred in the normal and ordinary course of business of the Company or any ABS Subsidiary since October 31, 1998, (c) liabilities or obligations disclosed in
Schedule 3.22 hereto and in the other Schedules attached hereto, (d) liabilities or obligations disclosed elsewhere in this Agreement, (e) executory obligations under contracts and other contractual or employment arrangements not requiring disclosure in the Unaudited Balance Sheet under GAAP and (f) liabilities and obligations arising from normal year-end adjustments.

          3.23  Insurance. Schedule 3.23 contains a complete and accurate list
                ---------
of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided) maintained by the Company or any ABS Subsidiary on their respective (a) businesses, (b) assets or (c) employees at any time since December 31, 1995. All insurance coverage applicable to the Company or any ABS Subsidiary or their respective businesses or assets is in full force and effect, insures the Company or any ABS Subsidiary in the amounts shown on Schedule 3.23 or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable regulation and by any and all Material Contracts to which the Company or any ABS Subsidiary is a party and has been issued by insurers of recognized responsibility. There is no default under any such coverage nor has there been any failure to give notice or present any claim of which the Company has knowledge under any such coverage in a due and timely fashion. There are no premiums for any such insurance that are past due and no notice of cancellation or nonrenewal of any such coverage has been received. All products liability, general liability and workers' compensation insurance policies maintained by the Company or any ABS Subsidiary have been occurrence policies and not claims made policies. To the Company's knowledge, there are no outstanding performance bonds covering or issued for the benefit of the Company or any ABS Subsidiary. No insurer has advised the Company in writing that it intends to reduce coverage, increase premiums or fail to renew any existing policy or binder.

          3.24  Accounts Receivable. The accounts receivable set forth on the
                -------------------
Unaudited Balance Sheet, and all accounts receivable existing on the date hereof, represent bona fide claims of the Company and the ABS Subsidiaries against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. To the Company's knowledge, said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the Unaudited Balance Sheet and, in the case of accounts receivable existing on the date hereof, to the extent of a reasonable reserve rate for bad debts on accounts receivable that is not greater than the rate reflected by the reserve for bad debts on the Unaudited Balance Sheet.

          3.25  Inventory. Schedule 3.25 contains a complete and accurate list
                ---------
of the addresses at which all inventory as set forth on the Unaudited Balance Sheet, and all inventory acquired since the date of the Unaudited Balance Sheet, is located. The inventory as set forth on the Unaudited Balance Sheet or arising since the date of the Unaudited Balance Sheet was acquired and has been maintained in accordance with the regular business practices of the Company and the ABS Subsidiaries, consists of new, unused and remanufactured items of a quality and quantity usable or saleable in the ordinary course of business, and is valued at the lower of cost or market on a FIFO basis. None of such inventory is obsolete, unusable, damaged or unsaleable in the ordinary course of business, except for such items of inventory which have been written down to realizable market value, or for which adequate reserves have been provided in the Unaudited Balance Sheet.

          3.26  Payments. None of the Company or the ABS Subsidiaries has,
                --------
directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the business, assets or operations of the Company, which is illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction. None of the Company or the ABS Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

          3.27  Customers Distributors and Suppliers. Schedule 3.27 sets forth
                -------------------------------------
a complete and accurate list of the names and addresses of the Company and the ABS Subsidiaries' ten largest (in terms of dollar volume) (a) customers, distributors and other agents and representatives during the Company's or such ABS Subsidiary's last fiscal year, showing the approximate total sales in dollars by the Company and the ABS Subsidiaries to such customer during such fiscal year; and (b) suppliers during the Company's or such ABS Subsidiary's last fiscal year, showing the approximate total purchases in dollars by the Company and the ABS Subsidiaries from such supplier during such fiscal year. Since December 26, 1997, there has been no adverse change in the business relationship of the Company or any ABS Subsidiary with any customer, distributor or supplier named on Schedule 3.27. None of the Company or the ABS Subsidiaries has received any communication from any customer, distributor or supplier named on Schedule 3.27 of any intention to terminate or materially reduce purchases from or supplies to the Company or any ABS Subsidiary.

          3.28  Computer Systems. The computer systems used in the Company's and
                ----------------
the ABS Subsidiaries' businesses are capable of the following before, during or after January 1, 2000 ("Year 2000 Compliant"): (a) handling date information involving all and any dates before, during or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (b) operating, accurately without interruption on and in respect of any and all dates before, during or after January 1, 2000 and without any change in performance; (c) responding to and processing two digit year input without creating any ambiguity as to the century; and (d) storing and providing date input information without creating any ambiguity as to the century. The Company and the ABS Subsidiaries have not been notified in writing by any of their key vendors or suppliers that such persons' computer systems are not Year 2000 Compliant.

          3.29  Investment Intent: Accredited Investors: Suitability and
                --------------------------------------------------------
Sophistication.
--------------

          (a) The Common Stock and Series A Preferred Stock to be purchased by the Existing Shareholders hereunder are being purchased for their own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "Securities Act") except in compliance with the Securities Act. Each of the Existing Shareholders understands that the Common Stock and Series A Preferred Stock have not been registered under the Securities Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act, the availability of which exemption or exemptions depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Each of the Existing Shareholders acknowledges that shares of Common Stock or Series A Preferred Stock originally issued, any shares of Common Stock or Series A Preferred Stock issued upon any direct or indirect transfer of any such security, each certificate for shares of Common Stock issued upon the conversion of any shares of Series A Preferred Stock and each certificate issued upon the direct or indirect transfer of any such shares of Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT IN A TRANSACTION PURSUANT TO (iii) ABOVE, IF REQUESTED BY THE ISSUER HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO SUCH ISSUER STATING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS AS SET FORTH IN THE STOCKHOLDERS' AGREEMENT, DATED AS OF SEPTEMBER 30, 1998, AS AMENDED, BY AND AMONG THE STOCKHOLDERS OF CITY TRUCK HOLDINGS, INC. AND CITY TRUCK HOLDINGS, INC.

Whenever the legend requirements imposed by this Section 3.29(a) shall terminate or a holder shall provide an opinion of counsel stating that such legend is no longer required, the respective holders of the securities for which such legend requirements have terminated shall be entitled to receive from Holdings certificates without such legend. In the event any disagreement arises regarding whether the legend requirement imposed by this Section 3.29(a) has terminated, the holders of such securities shall be entitled to receive from Holdings certificates without such legend if any such holder provides Holdings with a written opinion of counsel stating that such legend is no longer necessary or required.

          (b) Each of the Existing Shareholders is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          (c) Each of the Existing Shareholders has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Common Stock and Series A Preferred Stock, (ii) independently evaluated the risks and merits of purchasing the Common Stock and Series A Preferred Stock and (iii) sufficient financial resources to bear the loss of its entire investment in such securities.

          3.30  Material Misstatements Or Omissions. The representations and
                -----------------------------------
warranties of the Company and the Existing Shareholders in this Agreement, and the other documents, exhibits, certificates or Schedules heretofore or hereinafter furnished to Holdings or HDA or their representatives pursuant hereto, including, without limitation, the Schedules, when taken as a whole, do not or will not contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements or facts contained therein not misleading.


                             ARTICLE IV.
         REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND HDA

          Holdings and HDA represent and warrant to the Company and the Existing Shareholders as follows:

          4.1  Corporate Organization and Standing. Each of Holdings and HDA is
               -----------------------------------
a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. Each of Holdings and HDA has delivered to the Existing Shareholders or their representatives complete and correct copies of its Certificate or Articles of Incorporation and Bylaws (or other charter documents) and all amendments thereto. Each of Holdings and HDA is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now being conducted by it or the property owned or leased by it makes such qualification necessary, except where a failure to be so duly qualified and in good standing could not reasonably be expected to have a material adverse effect on the business, operations, assets, results of operations or financial condition of Holdings, HDA and the HDA Subsidiaries (as defined), taken as a whole.

          4.2  Authorization. This Agreement, the Ancillary Agreements and the
               -------------
transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of HDA and Holdings. This Agreement has been, and the Ancillary Documents will be, duly executed and delivered by HDA and Holdings, and are (or will be, as the case may be) the legal, valid and binding obligations of HDA and Holdings, enforceable against them in accordance with their respective terms.

         4.3   No Conflict or Violation. Neither the execution and delivery of
               ------------------------
this Agreement and the Ancillary Agreements, nor (subject to obtaining the consents listed on

Schedule 4.3) the consummation of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate or cancel any Contractual Obligation to which Holdings, HDA or any of their subsidiaries is a party or by which any of them is bound or to which any of their assets are subject or result in the creation of any lien or encumbrance upon any of said assets, (b) violate, conflict with or result in a breach of or constitute a default under any provision of the Certificate or Articles of Incorporation or Bylaws of Holdings or HDA, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Holdings or HDA is subject or (d) violate, conflict with or result in a breach of any applicable rule or regulation of any federal, state, local or other governmental authority.

          4.4  Capitalization of Holdings and HDA. The authorized capital stock
               ----------------------------------
of Holdings consists of 250,000 shares of Common Stock and 850,000 shares of Series A Preferred Stock. As of the date hereof, 106,245 shares of Common Stock and 434,752.534 shares of Series A Preferred Stock, respectively, are outstanding, all of which shares have been duly authorized, validly issued and are fully paid and nonassessable. There are no preemptive rights on the part of any holder of any class of securities of Holdings. Holdings owns all of the outstanding capital stock of HDA, and Holdings does not own any capital stock of, or other securities evidencing an equity interest in, any other corporation, partnership or other entity. There are no preemptive rights on the part of any holder of any class of securities of HDA.

          4.5  Subsidiaries of HDA. Except for the corporations, partnerships
               -------------------
and other entities set forth on Schedule 4.5 (the "HDA Subsidiaries"), HDA does not own any capital stock of, or other securities evidencing an equity interest in, any corporation, partnership or other entity. All of the issued and outstanding shares of capital stock of the HDA Subsidiaries have been duly authorized, validly issued, are fully paid and non-assessable and are owned by HDA, free and clear of any claims, liens, security interests, options, changes, restrictions and interests of others whatsoever. There are no options, warrants, conversions or other rights, agreements or commitments of any kind obligating any HDA Subsidiary, contingently or otherwise, to issue, sell or otherwise cause to be outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares.

          4.6  HDA Financial Statements. The audited consolidated balance sheet
               ------------------------
and statements of income, stockholders' equity and cash flows of HDA and its subsidiaries at and for the fiscal year ended December 31, 1997 (the "HDA Audited Financial Statements") were prepared in accordance with GAAP consistently applied and fairly present the consolidated financial condition and results of operations of HDA and its subsidiaries as of their date and for such period. As of December 31, 1997, HDA and its subsidiaries had no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on such balance sheet in accordance with GAAP and were not so recorded or reserved. The unaudited consolidated balance sheet and statements of income, stockholders equity and cash flows of HDA and its subsidiaries at and for the ten months ended October 31, 1998, were prepared in accordance with GAAP consistently applied and fairly present the consolidated financial condition and results of operations of HDA and its subsidiaries as of their date and for such period and are consistent with the HDA Audited Financial Statements. Copies of the financial statements described in this Section 4.6 have been provided to the Existing Shareholders or their representatives.

          4.7  Brokers. Finders. None of Holdings, HDA or the HDA Subsidiaries
               ----------------
has retained any broker or finder, nor is obligated or has agreed to pay any brokerage or finder's commission, fee or similar compensation, in connection with the transactions contemplated herein, except for the fees payable to an affiliate of Brentwood Associates Buyout Fund II, L.P.

          4.8  Stock. The shares of Common Stock and Series A Preferred Stock to
               -----
be issued to the Existing Shareholders pursuant to this Agreement are duly authorized and, when paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

          4.9  Investment. Holdings and HDA (a) understand that the ABS Common
               ----------
Stock and the capital stock of the ABS Subsidiaries have not been, and will not be as of the Closing Date, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions from transactions not involving any public offering, (b) are acquiring the ABS Common Stock solely for their own account for investment purposes and not with a view to distribution thereof, (c) are each an "accredited investor" (as defined under the federal securities laws), (d) have received information concerning ABS Subsidiaries and have had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the ABS Common Stock and (e) are able to bear the economic risk and lack of liquidity inherent in holding the ABS Common Stock.

         4.10  Stockholders' Agreement: Other Agreements Relating to Holdings
               --------------------------------------------------------------
Capital Stock. Except as set forth in the Stockholders' Agreement dated
-------------
September 30, 1998, as amended (the "Stockholders' Agreement"), as of the date hereof, (a) there are no preemptive or similar rights on the part of any holder of any class of securities of Holdings and (b) no options, warrants, conversion or other rights, agreements or commitments of any kind obligating Holdings, contingently or otherwise, to issue, sell or otherwise cause to be outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares have been issued and are outstanding by Holdings to any seller of a business to Holdings as a portion of the purchase price therefor. No stockholder of Holdings has a "put" right requiring Holdings to repurchase any of its shares. The Stockholders' Agreement is the only agreement among HDA or Holdings and any of their respective stockholders (or, to the knowledge of Holdings, among any of the stockholders) relating to the transfer, voting or liquidity of Holdings' capital stock.

         4.11  Sufficient Funds. Either HDA or Holdings has sufficient funds
               -----------------
available (through existing credit arrangements or otherwise) to pay the cash portion of the Purchase Price pursuant to this Agreement and to pay all fees and expenses related to the transactions contemplated by this Agreement for which HDA or Holdings is responsible.


                             ARTICLE V.
   CONDUCT OF BUSINESS PENDING CLOSING AND POST-CLOSING COVENANTS

          Holdings, HDA, the Company and the Existing Shareholders each covenant with the others as follows:

          5.1  Further Assurances. Upon the terms and subject to the conditions
               ------------------
contained herein, the Parties agree, both before and after the Closing (provided nothing in this Section 5.1 shall obligate the Existing Shareholders to make any payments after the Closing, unless otherwise expressly provided for in this Agreement), (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement or the Ancillary Agreements, (b) to execute any documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and (c) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the Parties agree to use their respective reasonable best efforts (i) to obtain all necessary waivers, consents and approvals from other parties (including, without limitation, governmental entities) to the consummation of the transactions contemplated by this Agreement; (ii) to obtain all necessary Permits as are required to be obtained under any regulations; (iii) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby; (iv) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (v) to give all required notices to, and make all required registrations and filings with, third parties, including, without limitation, submissions of information requested by governmental authorities; and (vi) to fulfill all conditions to this Agreement. If not previously done, within five calendar days after the execution and delivery of this Agreement, the Parties shall make all filings required under the HSR Act.

          5.2  No Solicitation and Confidentiality.
               -----------------------------------

          (a) From the date hereof through the Closing, none of the Parties nor their representatives (including, without limitation, investment bankers, attorneys and accountants) shall, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, concerning any sale of all or a portion of the Company, or of any shares of capital stock of the Company or any ABS Subsidiary or any merger, consolidation, liquidation, dissolution or similar transaction involving the Company or any ABS Subsidiary (each such transaction being referred to herein as a "Proposed Acquisition Transaction") other than with (i) another Party hereto and its representatives or (ii) as required by law. The Company shall not, directly or indirectly, through any officer, director, employee, representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 1 3(d)(3) of the Securities Exchange Act of 1934) or entity relating to any Proposed Acquisition Transaction. The Company and each of the Existing Shareholders represents that it is not now engaged in discussions or negotiations with any party other than Holdings and HDA with respect to any of the foregoing.

          (b)  Notification. The Company and the Existing Shareholders will
               ------------
immediately notify HDA if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify HDA of the identity of the prospective purchaser or soliciting party and any other information relating to such inquiry or proposal known to the Company, any ABS Subsidiary or any Existing Shareholder.

          5.3  Disclosures. Prior to the Closing, except as may be required by
               -----------
law (subject to the other Parties' right to review and comment on the formulation of the published material), including federal or state securities laws, none of the Parties, and no affiliate of any Party, without the prior written consent of the other Parties, will make any press release or any similar public announcement concerning the transactions contemplated hereby.

          5.4  Notification of Certain Matters. From the date hereof through the
               -------------------------------
Closing, the Company and the Existing Shareholders shall give prompt notice to HDA of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement, any Ancillary Agreement or in any Exhibit or Schedule hereto to be untrue or inaccurate in any material respect without regard to the materiality limitations set forth in any such representation or warranty and (b) any material failure of the Company or the Existing Shareholders, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, any Ancillary Agreement or any Exhibit or Schedule hereto; provided, however, that, subject to Section 8.8, such disclosure shall
        --------- -------
not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. The Company and the Existing Shareholders shall promptly notify HDA of any default, the threat or commencement of any Action, or any development that occurs before the Closing, that could have a Material Adverse Effect.

          5.5  Investigation by HDA and Its Representatives. The Company shall,
               --------------------------------------------
and shall cause its officers, directors, employees and agents, to afford HDA and its representatives access at all reasonable times during normal business hours, upon reasonable notice, to the Company's or any ABS Subsidiary's Facilities, officers, employees, agents, attorneys, accountants, properties, books and records, and contracts, and shall furnish HDA and its representatives, all available financial, operating and other data and information as HDA through its respective representatives, may reasonably request, including unaudited consolidated balance sheets and the related statements of income, retained earnings and cash flow for each month from the date hereof through the Closing Date within 25 calendar days after the end of each month, which financial statements shall (a) be true, correct and complete, (b) be in accordance with the books and records of the Company and (c) accurately set forth the assets, liabilities and financial condition, results of operations and other information purported to be set forth therein in accordance with GAAP consistently applied.

          5.6  Conduct of Business. From the date hereof through the Closing,
               -------------------
the Company shall, and shall cause each ABS Subsidiary to, except as contemplated by this Agreement, or as consented to by HDA in writing, operate their businesses in the ordinary course of business and in accordance with past practice and not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, the Company shall not, and shall cause each ABS Subsidiary not to, except as specifically contemplated by this Agreement or as consented to by HDA in writing:

          (a)  change or amend its Articles of Incorporation or Bylaws;

          (b) enter into, extend, materially modify, terminate or renew any Material Contract, except in the ordinary course of business;

          (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any assets, or any interests therein, except in the ordinary course of business and except for asset dispositions for consideration of less than $25,000 in the aggregate. Without limiting the generality of the foregoing, the Company and each ABS Subsidiary will produce, maintain and sell inventory consistent with its past practices;

          (d) guarantee the obligations of others or indemnify others or, except in the ordinary course of business, incur any other liability;

          (e)  (i)    take any action with respect to the grant of any bonus,
    severance or termination pay (otherwise than pursuant to policies or agreements of the Company or any ABS Subsidiary in effect on the date hereof that are described on the Schedules) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or benefits of any employee except in the ordinary course of business consistent with past practice or pay any benefit not required by any existing Employee Benefit Plan or policy;

               (ii) make any change in the key management structure, including, without limitation, the hiring of additional officers or the termination of existing officers;

               (iii) adopt, enter into or amend any Employee Benefit Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable regulations; or

               (iv) fail to maintain in all material respects all Employee Benefit Plans in accordance with applicable regulations;

          (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof other than Onyx;

          (g) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock except for (i) distributions to the Existing Shareholders out of the Company's 1998 S corporation earnings in an amount not to exceed $500,000 and in amounts necessary to pay the Existing Shareholders' Tax liability with respect to such earnings, and (ii) distributions to the shareholders of Onyx out of Onyx's 1998 S corporation earnings in an amount not to exceed such earnings;

          (h) fail to expend funds in accordance with budgeted capital expenditures or commitments;

          (i) willingly allow or permit to be done, any act by which any of the insurance policies listed on Schedule 3.23 may be suspended, impaired or canceled;
          (j) (i) fail to pay its accounts payable in the ordinary course of business or other liabilities when due; or

               (ii) fail to collect its accounts receivable in the ordinary course of business;

          (k) fail to maintain its assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with past practice inoperable, wornout or obsolete or destroyed assets;

          (l) make any loans or advances to any partnership, firm, corporation or, except for expenses incurred and advances made in the ordinary course of business, any individual;

          (m) make any income tax election or settlement or compromise with tax authorities;

          (n) fail to comply in all material respects with all regulations applicable to it, its assets and its business;

          (o) intentionally do any other act which would cause any representation or warranty of the Company or the Existing Shareholders in this Agreement to be or become untrue in any material respect;

          (p) issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock;

          (q) fail to use its reasonable best efforts to (i) retain its key employees and (ii) maintain its business so that such employees will remain available to it on and after the Closing Date, (iii) maintain existing relationships with material suppliers, customers and others having business dealings with it and (iv) otherwise preserve the goodwill of its business so that such relationships and goodwill will be preserved on and after the Closing Date; or
          (r) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 5.6.

          5.7  Tax Matters.
               -----------

          (a) As used in this Section 5.7, the following terms have the following meanings:

          "C Corporation" shall have the meaning set forth in Section 136
           -------------
1(a)(2) of the Code.

          "Income Tax" means any income, alternative or add-on minimum tax,
           ----------
gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, except Other Taxes, together with any interest and any penalty, addition to tax or additional amount imposed by any federal, state, local or foreign governmental authority (a "Taxing Authority") responsible for the imposition of any such Tax (domestic or foreign).

          "Indemnified Party" shall mean the party (or parties) being
           -----------------
indemnified under this Section 5.7.

          "Indemnifying Party" shall mean the party (or parties) providing
           ------------------
indemnity under this Section 5.7.

          "Other Tax" means any sales, use, ad valorem, business license,
           ---------
withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit tax, license, or other tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); but specifically excluding Income Taxes.

          "S Corporation" shall have the meaning set forth in Section 136l(a)(l)
           -------------
of the Code.

          "S Corporation Taxable Income" shall mean taxable income (or loss) of
           ----------------------------
the Company from all sources during the period the Company was an S Corporation through and including the close of business on the last day of the S Short Year of the Company.

          "S Short Year" shall mean the period January 1, 1999 through the close
           ------------
of business on the Closing Date.

          "S Termination Year" shall have the meaning set forth in Section
           ------------------
1362(e)(4) of the Code.

          "Tax" means Income Tax and Other Taxes as the context requires.
           ---

          (b) The Company and each of the Existing Shareholders will join with HDA in making an election under Section 338(h)(l0) of the Code (and any corresponding election under state, local and foreign tax law) with respect to the purchase and sale of the stock of the Company hereunder (a "Section 338(h)(l0) Election"). The Existing Shareholders will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(l0) Election on their Tax Returns to the extent required by applicable law. The Company and the ABS Subsidiaries shall be liable for all Taxes due by them with respect to the Section 338(h)(l0) Election. Holdings, HDA, the Company and the ABS Subsidiaries will indemnify and hold harmless the Existing Shareholders such that their Tax liability from the transactions contemplated by this Agreement (including, without limitation, from any indemnity payments pursuant to this sentence) will be the same as if no Section 338(h)(l0) Election were made.

          (c) HDA and the Existing Shareholders agree that the Purchase Price and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company and its qualified subchapter S subsidiaries for all purposes. The Parties agree to cooperate fully in connection with the preparation of an allocation schedule and to share such schedule in a manner that permits the timely filing of any applicable Tax Returns. HDA, the Company, the ABS Subsidiaries and the Existing Shareholders will file all Tax Returns in a manner consistent with such allocation.

          (d) The Company and the Existing Shareholders will not revoke the Company's or Onyx's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code. The Company, Associated Nevada and the Existing Shareholders will not revoke Associated Nevada's election to be a qualified subchapter S subsidiary within the meaning of Section 1361(b)(3)(B) of the Code. None of the Company, Onyx or the Existing Shareholders will take or allow any action, other than the sale of the Company's stock pursuant to this Agreement, that would result in the termination of the Company's or Onyx's status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code.

          (e) The Existing Shareholders shall timely prepare and file, or cause to be prepared and filed, Internal Revenue Service Form 1120S (and any analogous state or local Tax Returns) for the Company and Onyx in accordance with Section 1362(e) of the Code for the taxable year ended December 31, 1998 and for the S Short Year and Internal Revenue Service Schedules K-1 for the S Short Year. Such Tax Returns shall be prepared or completed by the Existing Shareholders in a manner consistent with the prior practice of the Company or Onyx, as the case may be, (including elections and accounting methods and conventions) and in a manner that does not distort taxable income. The Existing Shareholders shall permit HDA to review and comment on such Tax Returns prior to filing and shall obtain HDA's consent prior to filing such Tax Returns, which consent shall not be unreasonably withheld or delayed, prior to the filing thereof. An authorized officer of the Company and Onyx, respectively, shall sign such Tax Returns, as required under applicable law, following consent by HDA. The Existing Shareholders shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedules K-1 and timely pay, or cause to be paid, when due all Taxes relating to the periods covered by such Tax Returns.

          (f) Holdings and HDA hereby indemnify and agree to hold each Existing Shareholder harmless from, against and in respect of any federal and state Income Tax liability (including interest and penalties), if any, incurred by each such Existing Shareholder resulting from a final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Company's taxable income (or loss) resulting in a decrease in the taxable income (or increase in tax loss) of any member of the consolidated group of which Holdings or HDA is the common parent and a corresponding increase in the federal or state, as the case may be, taxable income (or decrease in tax loss) of such Existing Shareholder with respect to such Existing allocable share of S Corporation Taxable Income; provided, however, that the amount of
                                       --------  -------
payments made by Holdings or HDA pursuant to this Section 5.7(f) to the Existing Shareholders shall not exceed the amount of refund (including interest) or tax liability reduction at whatever time received by Holdings or HDA or any member of the respective consolidated group with respect to taxable income allocated to such Existing Shareholder shifted from a C Corporation taxable year to an S Corporation taxable year.

         (g) The Existing Shareholders, jointly and severally, hereby indemnify and agree to hold Holdings and HDA harmless from, against and in respect of any federal and state Income Tax liability (including interest and penalties), if any, from a final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Existing Shareholders' taxable income resulting in a decrease in the Existing Shareholders' S Corporation Taxable Income (or increase in tax loss) and a corresponding increase in the federal or state, as the case may be, income tax liability (or decrease in tax loss) of the Company; provided, however, the
                                                    --------  -------
amount of any such indemnified tax liability shall be reduced by an amount equal to the refund of state income tax, including interest, received by the Company, Holdings or HDA for state income taxes paid by the Company with respect to any taxable income shifted from an S Corporation taxable year to a C Corporation taxable year of the Company that is subject to indemnification hereunder; provided further that the amount of the payments made by the Existing
-------- -------
Shareholders pursuant to this Section 5.7(g) to Holdings or HDA shall not exceed the amount of refund (including interest) or tax liability reduction (as if such refund (including interest) or tax liability reductions were computed by applying the highest marginal corporate tax rate, as opposed to the individual Existing Shareholder's marginal tax rate, to the amount of shifted income) at whatever time received by the Existing Shareholders with respect to taxable income shifted from an S Corporation taxable year to a C Corporation taxable year.

          (h) HDA shall prepare or complete, or cause to be prepared or completed, and timely filed, or cause to be timely filed, all Tax Returns of the Company and the ABS Subsidiaries required to be filed after the Closing Date (other than the Tax Returns specified in Section 5.7(d) hereof) and, subject to
Section 5.7(i) hereof, shall timely pay, or cause to be timely paid, when due, all Taxes relating to such Tax Returns as well as any corporate-level Tax liability shown on the Tax Returns specified in Section 5.7(e) hereof. With respect to Tax Returns of the Company and the ABS Subsidiaries not filed prior to the Closing Date (other than the Tax Returns specified in Section 5.7(e) hereof) that relate to a taxable period that ends on or prior to or includes the Closing Date, such Tax Returns shall be prepared or completed by HDA in a manner consistent with the prior practice of the Company.

          (i) Although the Company or any of the ABS Subsidiaries, as the taxpayer or in connection with filing the Tax Returns specified in Section 5.7(e) above, may be required to pay (i) Income Taxes relating to time periods ending on or before the Closing Date (the "Pre-Closing Period") and (ii) Other Taxes for any Straddle Period (as defined) that is allocated pursuant to this
Section 5.7(i) to the Pre-Closing Period (such liabilities collectively, the "Pre-Closing Taxes) it is the intention of the Parties that, to the extent such Pre-Closing Taxes (including any penalties, interest or additions to Tax) were not fully accrued on the Closing Balance Sheets, the Existing Shareholders will be responsible for such Pre-Closing Taxes, excluding Income Taxes relating to the S Short Year. In the case of any Tax period that includes but does not end on the Closing Date (a "Straddle Period"), Taxes of the Company and each of the ABS Subsidiaries shall be allocated to the Pre-Closing Period using an interim closing of the books method assuming that such Tax period ended at the close of the Closing Date, except that (i) exceptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis and (ii) real property, personal property and intangibles and other similar Taxes shall be allocated in accordance with the principals of Section 164(d) of the Code. The Existing Shareholders shall indemnify, defend and hold HDA, the Company and each ABS Subsidiary harmless from and against any and all liability for Pre-Closing Taxes to the extent such Pre-Closing Taxes were not fully accrued on the Closing Balance Sheets, excluding Income Taxes relating to the S Short Year.

          (j) All gains, transfer, sales, use, bulk sales, recording, registration, documentary, stamp and other Taxes that may result from, or be incurred in connection with, the transactions contemplated by this Agreement ("Conveyance Taxes") shall be paid one-half by HDA and one-half by the Existing Shareholders when due, and the party required by applicable law will file all necessary Tax Returns and other documentation with respect to such Conveyance Taxes, and, if required by applicable law, the other parties will, and will cause their affiliates to, join in the execution of any such Tax Returns and other documentation. The expense of such filings shall be paid one-half by HDA and one-half by the Existing Shareholders (other than general and administrative expenses).

          (k) The Existing Shareholders shall indemnify, defend and hold HDA, the Company and each ABS Subsidiary harmless from and against any and all liability arising out of a breach or inaccuracy of any representation or warranty contained in Section 3.12 with respect to Income Taxes and any and all liability for reasonable legal, accounting and appraisal fees and expenses with respect to any liability for Taxes described above in Section 5.7.

          (l) HDA shall promptly notify the Existing Shareholders in writing upon receipt by HDA or any affiliate of HDA of notice of any pending or threatened proceeding relating to Taxes for which the Existing Shareholders may be liable under, or as a result of, a Tax proceeding ("Tax Proceeding"). The Existing Shareholders shall have the sole right to control, conduct, and otherwise represent the interests of the Company in any such Tax Proceeding; provided, however, that without the prior written approval of HDA, which
--------  -------
approval shall not be unreasonably withheld or delayed, the Existing Shareholders shall not agree or consent to compromise or settle any issue or claim arising in any such Tax Proceeding to the extent that any such compromise, settlement, consent or agreement could have a material adverse effect on HDA for any period ending after the Closing Date.

          (m) Neither HDA nor any affiliate of HDA shall, without the prior written consent of the Existing Shareholders, which consent shall not be unreasonably withheld or delayed, file or cause to be filed, any amended Tax Return or claim for Tax refund with respect to the Company or any ABS Subsidiary relating to Taxes for which the Existing Shareholders may be liable hereunder. Promptly after the reasonable request of the Existing Shareholders, at the sole expense of the Existing Shareholders, HDA shall, or cause the Company to, file any amended Tax Return or claim for Tax refund relating to Taxes for which the Existing Shareholders may be liable hereunder, provided that such amended Tax
                                               --------
Returns or claims shall be prepared in a manner consistent with the prior practice of the Company (including elections and accounting methods and conventions) and, in the reasonable determination of HDA, shall conform to applicable laws and regulations. If HDA or any affiliate of HDA shall receive a Tax refund relating to a period or transaction for which the Existing Shareholders are liable hereunder, HDA shall, within 30 days after receipt of such Tax refund, remit such Tax refund (including any interest received on such Tax refund and net of any unreimbursed cost or expense incurred in obtaining such Tax refund), to the Existing Shareholders. For purposes of this Section 5.7, the term "Tax refund" shall include a reduction in Tax or the use of an overpayment as a credit or other Tax offset, and the receipt of a refund shall be deemed to be realized upon the earliest to occur of (i) the date on which HDA has actual knowledge that a payment due to the relevant taxing authority (for which HDA would be responsible under this Agreement) has been offset by such a refund and (ii) the receipt of cash.

          (n) After the date hereof, HDA and the Company shall provide each other and the Existing Shareholders, with such cooperation and information relating to the Company and any ABS Subsidiary as either party reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for Tax refund, (ii) determining any Tax liability or a right to a Tax refund, (iii) conducting or defending any proceeding in respect of Taxes or (iv) effectuating the terms of this Agreement. The Parties and the Company shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Tax Returns and other documents relate and until the final determination of any Tax in respect of such years. Any information obtained under this Section 5.7 shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax Return, amended Tax Return, or claim for Tax refund, determining any Tax liability or right to a Tax refund, or in conducting or defending any proceedings in respect of Taxes.

          (o) The obligations of the parties set forth in this Section 5.7 shall be unconditional and absolute and shall remain in effect until the date that is 90 days after the expiration of the relevant statute of limitations applicable to the Taxes at issue, giving effect to all valid waivers or extensions thereof. Claims for indemnification arising under or with respect to
Section 3.12 or this Section 5.7 may not be made unless notice of such claims has been given on or prior to the date that is 90 days after the expiration of the relevant statute of limitations applicable to the Taxes at issue, giving effect to all valid waivers or extensions thereof.

          (p) The Indemnified Party shall provide the Indemnifying Party with a statement calculating in reasonable detail the amount of any payment required under this Section 5.7 and the Indemnifying Party shall make any payment within 15 days after receipt of notice from the Indemnified Party.

          (q) All rights and obligations of the parties hereto with respect to Income Taxes, including rights of either party to indemnification with respect to Income Taxes, shall be governed exclusively by the provisions of this Section 5.7, and in particular, the provisions of Article VIII shall not apply to obligations arising under this Section 5.7 with respect to Income Taxes. All rights and obligations with respect to Other Taxes, including the rights of either party to indemnification with respect to Other Taxes, shall be governed by Article VIII.

          (r) The Indemnifying Party shall be subrogated to all the rights of recovery that the Indemnified party may have against any person or organization in respect of the Tax liabilities for which the Indemnifying Party is providing indemnity. Such right of subrogation shall not exceed the amount paid by the Indemnifying Party to the Indemnified Party. The Indemnified Party shall execute and deliver instruments and papers and do whatever else is reasonably necessary to secure such rights of subrogation for the Indemnifying Party. The Indemnified Party shall provide all reasonable assistance as requested by the Indemnifying Party in order for the Indemnify Party to pursue such rights of subrogation.

          5.8  Termination of This Agreement. Except with respect to provisions
               -----------------------------
that expressly survive the termination of this Agreement, this Agreement may be terminated:

          (a) by the mutual agreement of Holdings, HDA, the Company and the Existing Shareholders, provided such termination is set forth in writing
                       --------
executed by each Party;

          (b) by Holdings and HDA (provided neither Holdings nor HDA is in material breach of this Agreement), if any of the conditions specified in
Article VI hereof shall not have been met by January 31, 1999 and shall not have been waived in writing by Holdings and HDA; or

          (c) by the Company and the Existing Shareholders (provided neither the Company nor any Existing Shareholder is in material breach of this Agreement), if any of the conditions specified in Article VII hereof shall not have been met by January 31, 1999 and shall not have been waived in writing by the Company and the Existing Shareholders.

If this Agreement is terminated as provided herein, no Party shall have any liability or further obligation to any other Party under the terms of this Agreement or otherwise; provided, however, if such termination shall result from
                        --------  -------
the willful breach by the non-terminating Party of any representation or warranty, or the failure of the non-terminating Party to perform a covenant of this

Agreement, such party shall be fully liable for any and all damages incurred or suffered by the other parties as a result of such failure.

          5.9   Directors' and Officers' Insurance. Holdings and HDA shall
                ----------------------------------
provide David Seewack and Scott Spiwak with directors' and officers' insurance coverage to the extent such coverage is provided to similarly situated directors or officers of Holdings, HDA or any of their subsidiaries.

          5.10  Extension of Certain Insurance Coverage. Holdings and HDA shall
                ---------------------------------------
purchase, or cause the Company to purchase, five-year tail coverage, a five-year extension of coverage or a five-year extended reporting period for the employment practices liability insurance policy specified in Schedule 3.23 (the "EPLI Policy") or insurance providing substantially similar coverage; provided that in no event shall Holdings, HDA or the Company be required to purchase insurance at a cost in excess of 150% of the premiums paid by the Company with respect to the EPLI Policy. Subject to the preceding proviso, such tail coverage, extension of coverage or extended reporting periods shall (a) provide, for the benefit of the Company and all other persons currently covered under the EPLI Policy, coverage of substantially similar scope as that currently provided by the EPLI Policy, (b) be issued by an insurance carrier (or carriers) of substantially similar or better BEST rating as the current issuer of the EPLI Policy and (c) provide substantially similar coverage for any incidents, occurring on or prior to the Closing Date, that the EPLI Policy would cover if a valid claim with respect thereto was made during the policy period.

          5.11  Transfer of Certain Assets. Prior to or simultaneously with the
                --------------------------
Closing, the Company will transfer and assign to Leo Spiwak all of its right, title and interest in the automobiles identified on Schedule 5.11 hereto.

          5.12  Guarantees of Facility Leases. To the extent that on or before
                -----------------------------
the Closing Date any of David Seewack, Jay Kalish, Scott Spiwak or Leo Spiwak (collectively, the Guarantors") have not been released from their respective obligations as guarantors under any of the Facility leases, or as to Leo Spiwak, from his obligation as co-obligor under the leases for the Company's National City, California Facilities, Holdings and HDA shall use their best efforts to obtain such releases as soon as reasonably possible after the Closing Date. Holdings and HDA's best efforts shall include the substitution of Holdings or HDA as guarantors of the Facility leases in lieu of the Guarantors. HDA further agrees to indemnify, defend and hold harmless the Guarantors and their respective heirs, representatives, successors and assigns (such persons are hereinafter collectively referred to as the "Guarantors' Indemnified Persons") from and against any and all Losses (as defined in Section 8.1) that the Guarantors' Indemnified Persons suffer, sustain or incur or become subject to or arising out of or due to the Facility leases from and after the Closing Date, by reason of having guaranteed the contractual obligations of the Company under the Facility leases or otherwise.


                                  ARTICLE VI.
                       CONDITIONS TO CONSUMMATION OF THE
                        TRANSACTIONS BY HOLDINGS AND HDA

     The obligations of Holdings and HDA under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by Holdings and HDA.

          6.1  No Injunctive Proceedings. No preliminary or permanent injunction
               -------------------------
or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement shall have been issued and remain in effect.

          6.2  Evidence of Acquisition of Onyx Capital Stock. The Existing
               ---------------------------------------------
Shareholders shall have delivered to HDA or its representatives satisfactory evidence of the Existing Shareholders' acquisition of the shares of capital stock of Onyx not owned by the Existing Shareholders as of the date hereof on or prior to the Closing Date.

          6.3  Representations and Warranties. All representations and
               ------------------------------
warranties of the Company and the Existing Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date, except as otherwise contemplated by this Agreement.

          6.4  Performance of Agreements. The Company and the Existing
               -------------------------
Shareholders shall have performed in all material respects all obligations, agreements and commitments required to be fulfilled by any of them pursuant to the terms hereof on or prior to the Closing Date.

          6.5  Compliance Certificate. Each of the Company and the Existing
               ----------------------
Shareholders shall have delivered to HDA or its representatives, a certificate, dated the Closing Date, executed on its behalf by its duly authorized representative, as to the fulfillment of the conditions set forth in Sections
6.3 and 6.4 hereof.

          6.6  Stock Certificates. The Existing Stockholders shall deliver to
               ------------------
HDA certificates representing all of the Shares, together with duly executed transfer powers in favor of HDA.

          6.7  Stock Books. HDA shall have received the stock books, stock
               -----------
ledgers, minute books and corporate seals (if any) of the Company and each ABS Subsidiary.

          6.8  Officers and Directors. HDA shall have received the written
               ----------------------
resignation of all officers and directors of the Company and each ABS Subsidiary in office immediately prior to the Closing.

          6.9  Opinion of Counsel. HDA shall have received the opinion of Irell
               ------------------
& Manella LLP, counsel for the Company and the Existing Shareholders, in substantially the form set forth in Schedule 6.9 hereto.

          6.10 Consents; Etc. All authorizations, consents or approvals of any
               -------------
and all third parties and governmental regulatory authorities, including all Required Consents, necessary to be obtained prior to the Closing in connection with the consummation by the Existing Shareholders or the Company of the Closing shall have been obtained and be in full force and effect, except where a failure to obtain an authorization, consent or approval is a result of a breach by Holdings or HDA. The waiting period applicable to the transactions contemplated under the HSR Act shall have terminated or expired.

          6.11 Ancillary Agreements. The following agreements (the "Ancillary
               --------------------
Agreements") shall have been duly executed and delivered by all parties thereto other than Holdings or HDA: (a) non-competition agreements by and between HDA and each of David Seewack and Scott Spiwak, substantially in the form attached hereto as Exhibit A, (b) Joinders to the Stockholders' Agreement substantially in the form attached hereto as Exhibit B, (c) an escrow agreement (the "Common Stock Escrow Agreement") by and among Holdings, HDA, the Existing Shareholders and Chase Manhattan Bank and Trust Company, National Association, as "Common Stock Escrow Agent" substantially in the form attached hereto as Exhibit C with respect to the shares of Common Stock included in the Purchase Price under Section 1.1 and
(d) an escrow agreement (the "Preferred Stock Escrow Agreement") by and among Holdings, HDA, the Existing Shareholders and Chase Manhattan Bank and Trust Company, National Association, as "Preferred Stock Escrow Agent" substantially in the form attached hereto as Exhibit D with respect to the shares of Series A Preferred Stock included in the Purchase Price under Section 1.1.

          6.12 Nonforeign Affidavit. Each Existing Shareholder shall furnish to
               --------------------
HDA an affidavit stating, under penalty of perjury, its United States taxpayer identification number and that it is not a foreign person pursuant to Section 1445(b)(2) of the Code.


                                 ARTICLE VII.
               CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY
                   THE COMPANY AND THE EXISTING SHAREHOLDERS

          The obligations of the Company and the Existing Shareholders under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions, any one or more of which may be waived by the Company and the Existing Shareholders:

          7.1  No Injunctive Proceedings. No preliminary or permanent injunction
               -------------------------
or other order (including a temporary restraining order) of any state or federal court or other governmental agency that prevents the consummation of the transactions that are the subject of this Agreement shall have been issued and remain in effect.

          7.2  Representations and Warranties. All representations and
               ------------------------------
warranties of Holdings and HDA contained in this Agreement shall be true and correct in all material respects as of the Closing Date, except as otherwise contemplated by this Agreement.

          7.3  Performance of Agreements; Instruments of Transfer. Holdings and
               --------------------------------------------------
HDA shall have performed in all material respects all obligations, agreements, and commitments required to be fulfilled by Holdings and HDA on or prior to the Closing Date.

          7.4  Compliance Certificates. Each of Holdings and HDA shall have
               -----------------------
delivered to the Company and the Existing Shareholders its certificate, dated the Closing Date, executed on its behalf by its President or a Vice President, as to the fulfillment of the conditions set forth in Sections 7.2 and 7.3 hereof.

          7.5  Ancillary Agreements. The Ancillary Agreements shall have been
               --------------------
executed and delivered by all parties thereto other than the Existing Shareholders or entities controlled by them.

          7.6  Opinion of Counsel. The Existing Shareholders shall have received
               ------------------
the opinion of Jones, Day, Reavis and Pogue, special counsel for Holdings and HDA, in substantially the form set forth in Schedule 7.6 hereto.

          7.7  Consents; Etc. All authorizations, consents or approvals of any
               -------------
and all third parties and governmental regulatory authorities necessary to be obtained prior to the Closing in connection with the consummation by Holdings or HDA the Closing shall have been obtained and be in full force and effect, except where a failure to obtain an authorization, consent or approval is a result of a breach by the Company or the Existing Shareholders. The waiting period applicable to the transactions contemplated hereby under the HSR Act shall have terminated or expired.

          7.8  Release from Guaranties. David Seewack, Jay Kalish, Scott Spiwak
               -----------------------
and Leo Spiwak shall have been released from all of their obligations as guarantors of Contractual Obligations of the Company, other than with respect to Facility leases, which shall be governed by the provisions of Section 5.12 hereof.


                                 ARTICLE VIII.
                                INDEMNIFICATION

          8.1  Indemnification by the Existing Shareholders. Subject to the
               --------------------------------------------
provisions of this Article VIII, the Existing Shareholders will jointly and severally indemnify, defend and hold harmless Holdings, HDA and their respective stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as "HDA's Indemnified Persons") from and against any and all loss, liability, damage (excluding consequential, indirect special, exemplary and punitive damages) or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and reasonable attorneys' fees) (collectively, "Losses") that HDA's Indemnified Persons suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of the Company or any Existing Shareholder in this Agreement or in any Schedule hereto; (b) the breach of any warranty of the Company or any Existing Shareholder in this Agreement or any Schedule hereto or (c) the nonfulfillment of any covenant, agreement or other obligation of the Company or any Existing Shareholder under this Agreement, not otherwise waived by HDA. "Losses" as used herein is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims.

          8.2  Indemnification by HDA.  Subject to the provisions of this
               ----------------------
Article VIII, HDA agrees to indemnify, defend and hold harmless the Existing Shareholders and their respective heirs, representatives, successors and assigns (such persons are hereinafter collectively referred to as the "Existing Shareholders' Indemnified Persons") from and against any and all Losses that the Existing Shareholders' Indemnified Persons suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of HDA in this Agreement or in any Schedule hereto; (b) the breach of any warranty of HDA in this Agreement or any Schedule hereto; and (c) the nonfulfillment of any covenant, agreement or other obligation of HDA under this Agreement, not otherwise waived by the Existing Shareholders.

          8.3  Survival of Representations, Warranties and Covenants. The
               -----------------------------------------------------
several representations and warranties of the Parties contained in this Agreement or in any document delivered pursuant hereto and the Parties' right to indemnity in accordance with this Article VIII shall survive the Closing Date and shall remain in full force and effect for eighteen months thereafter; provided, however, that the
                                           --------  -------
representations and warranties set forth in Section 3.12 relating to tax matters and Section 3.19 relating to employee benefits matters shall survive for the length of the applicable statute of limitations; provided further that the
                                                 -------- -------
representations in Sections 3.4, 3.5, 3.6, 4.4 and 4.5 shall survive indefinitely. All covenants and agreements contained in this Agreement shall survive the Closing Date indefinitely until, by their respective terms, they are no longer operative. No claims for indemnification under clauses (a) and (b) of
Section 8.1 or clauses (a) and (b) of Section 8.2 shall be made after the date on which the applicable representation or warranty upon which such claim was based ceases to survive pursuant to this Section 8.3; provided, however, that
                                                      --------  -------
the expiration of any representation or warranty under this Section 8.3 shall not affect any claim for indemnification made in good faith prior to the date of such expiration.

          8.4  Threshold; Deductible Maximum. No HDA's Indemnified Person or
               -----------------------------
Existing Shareholders' Indemnified Person shall be entitled to any recovery in accordance with clauses (a) and (b) of Section 8.1 or clauses (a) and (b) of
Section 8.2 unless and until the amount of such Losses suffered, sustained or incurred by such party, or to which such party becomes subject, by reason of such inaccuracy or breach exceeds $500,000 in the aggregate, whereupon HDA's Indemnified Persons or the Existing Shareholders' Indemnified Persons, as the case may be, shall be entitled to indemnification under this Article VIII only for the amount of Losses in excess of such amount up to a maximum amount of $10,000,000.

          8.5  Notice and Opportunity to Defend. If a claim for Losses (a
               --------------------------------
"Claim") is to be made by a party seeking indemnification hereunder, such party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves any claim, or the commencement of any action or proceeding, by a third person (a "Third Party Claim"), the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of 30 days within which to respond thereto. The Indemnitor may, within such 30-day period, elect to undertake full responsibility for the defense or compromise of such Third Party Claim. Such defense will be conducted by reputable attorneys retained by the Indemnitor at the Indemnitor's cost and expense. If the Indemnitor fails to assume the defense of such matter within said 30-day period, the Indemnitee against which such matter has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake the defense of such matter on behalf of the Indemnitee. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such Third Party Claim. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee, which consent will not be unreasonably withheld and in the event the Indemnitee defends any such asserted liability, then any compromise of such asserted liability by the Indemnitee shall require the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld. The Indemnitor and the Indemnity shall cooperate in determining the validity of any Third Party Claim for any Loss for which a claim of indemnification may be made hereunder. Each party shall also use all reasonable efforts to minimize all Losses.

          8.6  Indemnification Payments. At the Closing, Holdings will deliver
               ------------------------
certificates representing the shares of Common Stock and Series A Preferred Stock included in the Purchase Price under Section 1.1 to the Common Stock Escrow Agent and the Preferred Stock Escrow Agent to be held by the Common Stock Escrow Agent and the Preferred Stock Escrow Agent, respectively, for eighteen months pursuant to the terms of the Common Stock Escrow Agreement and the Preferred Stock Escrow Agreement, respectively, and to serve as partial security for the indemnification obligations and post-Closing Purchase Price adjustment obligations of the Existing Shareholders under this Agreement. Any indemnification obligations of the Existing Shareholders under this Article VIII shall be satisfied (a) first, out of the property held by the Preferred Stock Escrow Agent pursuant to the terms of the Preferred Stock Escrow Agreement, (b) second, out of the property held by the Common Stock Escrow Agent pursuant to the terms of the Common Stock Escrow Agreement and (c) third, by payment of cash by the Existing Shareholders.

          8.7  Insurance and Tax Effect. The amount of any Loss for which
               ------------------------
indemnification is provided under Section 8.1 or 8.2 shall be (a) net of any amounts recovered by the indemnified party under insurance policies with respect to such Loss and (b) reduced to take account of any net Tax benefit (if any) actually realized by the indemnified party arising from the incurrence or payment of such Loss.

          8.8  Certain Additional Limitations on Indenmnifcation.
               -------------------------------------------------
Notwithstanding anything in this Agreement to the contrary, no Party shall have any liability on account of a breach or inaccuracy in a representation or warranty pursuant to clauses (a) and (b) of Section 8.1 or clauses (a) and (b) of Section 8.2, to the extent that (a) the matter or event which causes the inaccuracy or breach first arose prior to the Closing Date (either before or after the date of this Agreement), (b) the Party had no knowledge of such matter or event as of the date of this Agreement, (c) such matter or event is disclosed to the other Party or Parties in a revised Schedule delivered prior to the Closing Date and (d) the other Party or Parties shall have elected to proceed with the Closing. No supplement or amendment of any Schedule made pursuant to this Section 8.8 shall be deemed to cure for purposes of Section 6.3 or Section
7.2 any breach of any representation or warranty made in this Agreement unless the other Party or Parties specifically waive such breach in writing.

                                  ARTICLE IX.
                                 MISCELLANEOUS

          9.1  Expenses. Except as otherwise set forth in this Agreement, HDA or
               --------
Holdings shall pay all costs and expenses incurred by them or on their behalf, and with respect to costs and expenses incurred by the Existing Shareholders, the Company or any ABS Subsidiary on the Existing Shareholders', the Company's or any ABS Subsidiary's behalf to the extent incurred and reflected on the Closing Balance Sheet or paid prior to the Closing, shall be paid by the Company, and any such costs and expenses incurred thereafter shall be paid by the Existing Shareholders, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their financial consultants, accountants and legal counsel.

         9.2   Notices. All notices, requests, demands and other communications
               -------
given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the Parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy specified below:

          If to the Company, at:

              Associated Brake Supply, Inc.
              17010 South Main Street
              Gardena, California 90248-3126
              Attn.:  David Seewack and Scott Spiwak
              Telecopy No.: (310) 217-6401

          With a Copy to:

              Irell & Manella LLP
              1800 Avenue of the Stars
              Suite 900
              Los Angeles, California 90067-4276
              Attn.:  Kenneth R. Heitz
              Telecopy No.: (310) 203-7199

          If to any Existing Shareholder, at the address or telecopier number of such Existing Shareholder set forth on Annex B hereto.

          With a Copy to:

              Irell & Manella LLP
              1800 Avenue of the Stars
              Suite 900
              Los Angeles, California 90067-4276
              Attn.:  Kenneth R. Heitz
              Telecopy No.: (310) 203-7199

         If to Holdings or HDA:

              HDA Parts System, Inc.
              520 Lake Cook Road
              Deerfield, Illinois 60015
              Attn.:  John J. Greisch
              Telecopy No.: (847) 444-1096


         WITH a Copy to:

              Brentwood Associates
              11150 Santa Monica Boulevard
              Suite 1200
              Los Angeles, California 90025
              Attn.:  Christopher A. Laurence
              Telecopy No.: (310) 477-1011

          And

              Jones, Day, Reavis & Pogue
              77 West Wacker
              Chicago, Illinois 60601-1692
              Attn.:  Timothy J. Melton
              Telecopy No.: (312) 782-8585

         All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above. Each of the Parties shall hereafter notify the other in accordance with this Section 9.2 of any change of address or telecopy number to which notice is required to be mailed.

         9.3  Counterparts. This Agreement may be executed simultaneously in one
              ------------
or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         9.4  Entire Agreement. This Agreement, the other written agreements
              ----------------
entered into on the date hereof or referenced herein, the Confidentiality Agreement, dated as of August 3, 1998, between HDA and the Company, and the provisions under the heading "Non-Interference" in the Letter of Intent, dated September 25, 1998, between HDA and the Company, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the Parties.

         9.5  Headings. The headings contained in this Agreement and in the
              --------
Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6  Assignment: Amendment of Agreement. This Agreement shall be
              ----------------------------------
binding upon the respective successors and assigns of the Parties hereto. This Agreement may not be assigned by any Party hereto without the prior written consent of all other Parties hereto. This Agreement may be amended only by written agreement of the Parties hereto, duly executed and delivered by an authorized representative of each of the Parties hereto.

         9.7  Governing Law. This Agreement shall be governed by and construed
              -------------
and enforced in accordance with the internal laws of the State of Delaware applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof.

         9.8  Further Assurances. Each Party agrees that it will execute and
              ------------------
deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary in order to consummate the transactions contemplated hereby, and to effectuate the provisions and purposes hereof.

         9.9  No Third-Party Rights. This Agreement is not intended, and shall
              ---------------------
not be construed, to create any rights in any parties other than Holdings, HDA, the Company and the Existing Shareholders, and no person shall assert any rights as third-party beneficiary hereunder.

          9.10  Non Waiver. The failure in any one or more instances of a Party
                ----------
hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

          9.11  Severability. If any term or other provision of this Agreement
                ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          9.12  Incorporation of Exhibits and Schedules. (a) The Exhibits and
                ---------------------------------------
Schedules hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

          (b) Disclosure of an item on one Schedule shall be deemed to be disclosure on any other Schedule, or with regard to any other representation or warranty, to which such disclosure relates with reasonable obviousness. The Company and the Existing Shareholders have attempted to be overinclusive in creating the Schedules and, consequently, the language of the Agreement, and not the items disclosed on any Schedule, should be used in determining the appropriate standard for disclosure.

          9.13  Knowledge. As used herein, to the "knowledge" or "best
                ---------
knowledge" or similar phrase includes actual knowledge, after reasonable inquiry, of any officer, director or shareholder of the Company and any employee of the Company whose job duties include the supervision of the subject matter in question.

                           [signature page follows]

         IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the day and year first above written.

                             CITY TRUCK HOLDINGS, INC.



                             By: /s/ John P. Miller
                                ----------------------------------------
                             Name:  John P. Miller
                             Title: Vice President of Finance,
                                    Chief Financial Officer and Secretary

                             HDA PARTS SYSTEM, INC.



                             By: /s/ John P. Miller
                                ---------------------------------------
                             Name:  John P. Miller
                             Title: Vice President of Finance,
                                    Chief Financial Officer and Secretary

                             ASSOCIATED BRAKE SUPPLY, INC.


                             By: /s/ David S. Seewack
                                ---------------------------------------
                             Name:  David S. Seewack
                             Title: Chief Executive Officer


                             THE SEEWACK FAMILY TRUST


                             By: /s/ David S. Seewack
                                ---------------------------------------
                                  David S. Seewack, Trustee

                             By: /s/ Robin E. Seewack
                                ---------------------------------------
                                  Robin E. Seewack, Trustee


                             THE SPIWAK FAMILY TRUST


                             By: /s/ Scott Spiwak
                                ---------------------------------------
                                  Scott Spiwak, Trustee


                             By: /s/ Jill Beth Spiwak
                                ---------------------------------------
                                  Jill Beth Spiwak, Trustee

                                    ANNEX A

                           THE EXISTING SHAREHOLDERS

              Name                                    Shares Owned
              ----                                    ------------

              The Seewack Family Trust                    200

              The Spiwak Family Trust                     200

                                      A-1